Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Overstock.com, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

6350 South 3000 East
Salt Lake City, Utah 84121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 1:00 p.m. on May 7, 2014

Dear Fellow Stockholders:

        We cordially invite you to attend the 2014 Annual Meeting of Stockholders of Overstock.com, Inc. (the "Company"). The meeting will be held at 1:00 p.m. Mountain Time on Wednesday, May 7, 2014, at the Company's corporate headquarters located at 6350 South 3000 East, Salt Lake City, Utah. At the meeting, holders of our common stock will act on the following matters:

  1.
  To elect three Class III directors of the Company to serve terms of three years. The Company's Board of Directors intends to present Allison H. Abraham, Stormy D. Simon and Samuel A. Mitchell for re-election to the Board;

  2.
  To approve an amendment of the Company's Amended and Restated Certificate of Incorporation to add a provision designating Delaware as the exclusive jurisdiction for the litigation of certain types of claims;

  3.
  To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014;

  4.
  To approve the Company's executive compensation; and

  5.
  To consider and act upon any other matter properly coming before the Annual Meeting.

        Following the meeting, we will discuss the status of the business and answer your questions.

        Holders of record of shares of our common stock at the close of business on March 18, 2014 are entitled to vote at the meeting and any postponements or adjournments. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting in person. We encourage you to vote via the Internet or by telephone. If you received a printed set of proxy materials, you also have the option of voting by completing, signing, dating and returning the proxy card that accompanied such printed materials. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote in person if you decide to attend the annual meeting.

        We are mailing to most of our stockholders a notice of Internet availability of proxy materials instead of a paper copy of this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2013 (the "2013 Form 10-K"). The notice contains instructions on how to access those documents via the Internet. The notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2013 Form 10-K and a form of proxy card or voting instruction card, as applicable. Stockholders who do not receive a notice of Internet availability of proxy materials will receive a paper copy of the proxy materials by mail. We anticipate that this process will minimize the costs of printing and distributing our proxy materials.

By Order of the Board of Directors,
Jonathan E. Johnson III Executive Vice Chairman of the Board and Corporate Secretary

Salt Lake City, Utah
March 19, 2014

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on May 7, 2014

The Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the fiscal year ended December 31, 2013 are available at http://www.overstock.com/proxy.

Whether or not you plan to attend the meeting, please vote via the Internet or by phone or by completing, signing, dating and returning the accompanying Proxy Card in the enclosed self-addressed, stamped envelope.

OVERSTOCK.COM, INC.
6350 South 3000 East
Salt Lake City, Utah 84121

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 1:00 p.m. on May 7, 2014

  General

        Our Board of Directors (the "Board") is soliciting proxies for the 2014 Annual Meeting of Stockholders of Overstock.com, Inc. ("Overstock," the "Company," "we" or "our") to be held at 1:00 p.m. Mountain Time on May 7, 2014 at our corporate headquarters located at 6350 South 3000 East, Salt Lake City, Utah 84121. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters before the meeting.

        We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, a notice of Internet availability of proxy materials has been mailed to the majority of our stockholders, while other stockholders have instead received paper copies of the proxy materials accessible via the Internet. Stockholders who received the notice of Internet availability of proxy materials have the ability to access the proxy materials at http://www.overstock.com/proxy or request that a printed set of the proxy materials be sent to them by following the instructions set forth on the notice of Internet availability of proxy materials.

        Please visit http://www.overstock.com/proxy for details on how to instruct us to send future proxy materials to you electronically by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials or a link to a special website to access our proxy materials. Your election to receive proxy materials by e-mail or printed form by mail will remain in effect until you terminate it.

        Choosing to receive future proxy materials by e-mail will allow us to provide you with the proxy materials you need in a timelier manner and will save us the cost of printing and mailing documents to you.

        Our principal offices are located at 6350 South 3000 East, Salt Lake City, Utah 84121, and our telephone number is (801) 947-3100.

  Record Date and Voting Securities

        The Board set March 18, 2014 as the record date for the meeting. Stockholders who owned common stock on that date are entitled to attend and vote at the meeting. Each share is entitled to one vote. There were 23,970,588 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock present at the meeting in person or by proxy will constitute a quorum for the transaction of business.

  Proxy Materials

        Voting materials, which include this Proxy Statement, the proxy card and our Annual Report on Form 10-K for the year ended December 31, 2013, are first being sent or given to stockholders on or about March     , 2014.

The date of this Proxy Statement is March 19, 2014.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
AND PROCEDURAL MATTERS

What is the purpose of the Annual Meeting?

        At our Annual Meeting, stockholders will act upon the matters outlined in the meeting notice provided with this proxy statement, including: (i) the election of directors; (ii) approval of an amendment the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to add a provision designating Delaware as the exclusive jurisdiction for the litigation of certain types of claims, (iii) ratification of our Audit Committee's selection of KPMG LLP as our independent registered public accounting firm, and (iv) approval of our executive compensation. In addition, management will report on the status of the business.

Who can vote at the Annual Meeting?

        Stockholders who owned Overstock common stock of record at the close of business on March 18, 2014 may attend and vote at the Annual Meeting. Each share is entitled to one vote. There were 23,970,588 shares of common stock outstanding on March 18, 2014.

What are the recommendations of the Board?

        Overstock's Board recommends a vote:

  1.
  "FOR" the election of the nominated directors (see proposal 1);

  2.
  "FOR" approval of an amendment the Company's Certificate of Incorporation to add a provision designating Delaware as the exclusive jurisdiction for the litigation of certain types of claims (see proposal 2);

  3.
  "FOR" the ratification of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014 (see proposal 3); and

  4.
  "FOR" approval of the Company's executive compensation (see proposal 4).

What is a quorum?

        The presence in person or by proxy of the holders of a majority of common stock will constitute a quorum. A quorum is necessary to transact business at the meeting. Shares of common stock represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as present and entitled to vote for purposes of determining the presence of a quorum. The inspector of election will tabulate the votes cast prior to the meeting and at the meeting to determine whether a quorum is present.

How do I vote?

        You may submit your vote via the Internet, by telephone or in person at the annual meeting. If you received printed proxy materials, you also have the option of submitting your proxy card by mail or attending the meeting and delivering the proxy card. The designated proxies will vote according to your instructions; however, if you are a registered stockholder and you return an executed proxy card without specific instructions on how to vote, the proxies will vote:

        "FOR" the election of the nominated directors in proposal 1;

        "FOR" approval of an amendment the Company's Certificate of Incorporation to add a provision designating Delaware as the exclusive jurisdiction for the litigation of certain types of claims in proposal 2;

        "FOR" the ratification of KPMG LLP as our independent registered public accounting firm in proposal 3; and

        "FOR" approval of the Company's executive compensation in proposal 4.

        If you are a "street name" stockholder and you do not return instructions on how to vote to your broker, your shares will not be voted on proposals 1, 2 or 4. The voting of shares held by "street name" stockholders is further discussed below. Additionally, in order to vote at the meeting, you will need to obtain a signed proxy from the broker or nominee that holds your shares, because the broker or nominee is the legal, registered owner of the shares. If you have the broker's proxy, you may vote by ballot or you may complete and deliver another proxy card in person at the meeting.

        If you are a member of a retirement or savings plan or other similar plan, you may submit your vote via the Internet or by telephone or by means of the direction on the proxy card. The trustee or administrator of the plan will vote according to your directions and the rules of the plan.

What happens if a nominee is unable to stand for election?

        The Nominating and Corporate Governance Committee of the Board of Directors may select a substitute nominee. In that case, if you have submitted your proxy via the Internet or by telephone or completed and returned your proxy card or voting instruction card, the proxy holders will have the discretion to vote your shares for the substitute nominee. They cannot vote for more than three Class III nominees.

Can I vote via the Internet or by telephone?

        You may submit your vote via the Internet or by telephone by following the instructions contained in the notice of Internet availability of proxy materials. If you received a printed set of proxy materials, you may submit your vote via the Internet or by telephone by following the instructions contained on the proxy card that accompanied the printed materials.

        If you are a registered stockholder, the deadline for submitting your vote by telephone or via the Internet is 11:59 p.m. Eastern Time on May 6, 2014. If you are a member of a retirement or savings plan or other similar plan, the deadline for submitting your voting directions by telephone or via the Internet is 2:00 a.m. Eastern Time on May 4, 2014.

Can I change my vote or revoke my proxy?

        Subject to the deadlines set forth in the paragraph above, you may change your vote at any time before the proxy is exercised by re-submitting your vote via the Internet or by telephone.

        If you are a registered stockholder and have delivered a proxy, you may revoke your proxy at any time before the proxy is exercised by filing with our corporate Secretary a written notice of revocation at our Company headquarters at the address shown on the first page of this proxy statement. At the meeting, you also may revoke your proxy by submitting a later-dated proxy to the inspector of election. Your attendance at the meeting will not by itself revoke your vote.

        If your shares are held in "street name" or you are a member of a retirement or savings plan or other similar plan, please contact your broker, nominee, trustee or administrator to determine whether you will be able to revoke or change your vote.

Why did I receive a notice of Internet availability of proxy materials instead of a full set of the proxy materials?

        The SEC's rules allow companies to furnish their proxy materials via the Internet. Accordingly, we sent to some of our stockholders a notice of Internet availability of proxy materials for this year's annual meeting of stockholders. Other stockholders were instead sent paper copies of the proxy materials accessible via the Internet. Instructions on how to access the proxy materials via the Internet or to request a paper copy can be found in the notice of Internet availability of proxy materials. In addition, stockholders may request proxy materials in printed form, by mail or electronically by e-mail on an ongoing basis by submitting a request to us at http://www.overstock.com/proxy. A stockholder's election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Can I vote my shares by filling out and returning the notice of Internet availability of proxy materials?

        No, but the notice of Internet availability of proxy materials provides instructions on how to vote your shares.

What are Broker Non-Votes?

        If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some proposals. "Broker non-votes" are shares as to which a broker or nominee does not vote, or has indicated that it does not have discretionary authority to vote and has not received instructions on how to vote. If you do not give specific instructions, your broker or nominee may nevertheless cast your vote in its discretion for proposal 3, the ratification of the appointment of our independent registered public accounting firm.

What is the voting requirement to approve each of the proposals?

        A plurality of the voting power of the shares present in person or represented by proxy at the Annual Meeting is required for the election of each nominee to the Board. Thus, assuming a quorum is present, the three nominees for Class III director receiving the highest number of affirmative votes will be elected as members of our Board of Directors to serve until the 2017 Annual Meeting. There is no cumulative voting in the election of directors. Brokers generally will not have discretion to vote on this proposal without instruction from their clients. Abstentions and broker non-votes will have no effect on this proposal.

        The affirmative vote of the holders of a majority of the shares of common stock outstanding on the record date is required to approve the proposed amendment of our Certificate of Incorporation. Abstentions and broker non-votes will have the same effect as a vote "against" this proposal.

        The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting on the matter (which shares voting affirmatively also constitute at least a majority of the required quorum) is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Abstentions and broker non-votes will have no effect on this proposal; however, broker non-votes will count for purposes of establishing a quorum.

        The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting on the matter (which shares voting affirmatively also constitute at least a majority of the required quorum) is required to approve the compensation of our named executive officers on an advisory basis. Abstentions and broker non-votes will have no effect on this proposal.

How many votes are required to approve other matters that may come before the stockholders at the meeting?

        The affirmative vote of the holders of a majority of the common shares represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to approve any other matters that may properly come before the meeting, unless the vote of a greater number is required by law, by the Certificate of Incorporation or by the bylaws.

Is my vote kept confidential?

        Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the meeting?

        We will announce preliminary voting results at the meeting, and will file a Form 8-K with the Securities and Exchange Commission ("SEC") reporting the results within four business days after the date of the meeting. You can get a copy of that Form 8-K by calling Overstock Investor Relations at (801) 947-3100 or the SEC at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. You can also get a copy from our website at http://www.overstock.com/proxy.

Who pays for the proxy solicitation process?

        We will pay the costs of soliciting proxies, including the cost of preparing, posting and mailing proxy materials. In addition to soliciting stockholders by mail, we will request brokers, banks and other nominees to solicit their customers who hold shares of Overstock common stock in street name. We may reimburse such brokers, banks and nominees for their reasonable, out-of-pocket expenses. We may also use the services of our officers, directors and employees to solicit proxies, personally or by telephone, mail, facsimile or email, without additional compensation other than reimbursement for reasonable, out-of-pocket expenses. We intend to use the services of a proxy solicitation firm in connection with the Annual Meeting and anticipate that the costs of such services will be approximately $8,800 plus reimbursement for reasonable out-of-pocket expenses.

How can I get an additional copy of the proxy materials?

        If you would like an additional copy of this proxy statement or our 2013 Form 10-K, these documents are available in digital form for download or review at http://www.overstock.com/proxy. Alternatively, we will promptly send a copy to you at no charge upon request by mail to Overstock.com, Inc., Attention: Investor Relations, 6350 South 3000 East, Salt Lake City, Utah 84121, or by calling Overstock Investor Relations at (801) 947-3100.

Who can help answer my questions?

        If you have questions about voting or the proposals described in this Proxy Statement, please call Georgeson Inc., our proxy solicitor, toll-free at (866) 357-4029.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on May 7, 2014

The Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the fiscal year ended December 31, 2013 are available at http://www.overstock.com/proxy.

PROPOSALS TO BE VOTED ON:

PROPOSAL 1—ELECTION OF DIRECTORS

  Nominees

        The nominees for election this year as Class III directors, for three-year terms ending in 2017, are Allison H. Abraham, Stormy D. Simon and Samuel A. Mitchell.

        Ms. Abraham has served as a Director of Overstock since 2002. She is a member of the Compensation Committee and the Nominating and Corporate Governance Committee and is the Chairwoman of the Audit Committee.

        Ms. Simon has served as a Director of Overstock since 2011. She currently serves as our Co-President.

        Mr. Mitchell has served as a Director of Overstock since 2010. He is a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

        Each of the nominees has consented to serve a three-year term. For additional information about the nominees, see "The Board—Information Regarding Director Nominees and Other Directors."

  Vote Required

        Directors are elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the meeting. Votes withheld are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but otherwise they have no legal effect under Delaware law. Brokers generally may not use discretionary authority to vote shares in the election of directors if they have not received instructions from their clients.

  Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote "FOR" each of the nominees.

PROPOSAL 2—APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO ADOPT DELAWARE AS THE EXCLUSIVE FORUM FOR CERTAIN LEGAL ACTIONS

  Proposed Amendment

        Our Board of Directors has adopted a resolution approving and recommending to the stockholders for their approval a proposal to add a new Article XIII of the Company's Certificate of Incorporation to provide that, with certain exceptions, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the exclusive forum for certain legal actions (the "Amendment"), and to renumber the current Article XIII as Article XIV.

        The form of the proposed Amendment is as follows:

        "RESOLVED: That it is advisable and in the best interests of the Company and its stockholders that the Company's Amended and Restated Certificate of Incorporation be amended by renumbering existing Article XIII thereof as Article XIV and inserting a new Article XIII thereof which shall read as follows:

Article XIII

  Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation's Certificate of Incorporation or Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases to the fullest extent permitted by law and subject to the court's having personal jurisdiction over the indispensable parties named as defendants."

  Background and Reasons for the Proposed Amendment

        The Amendment is intended to assist the Company in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. The ability to require such claims to be brought in a single forum is intended to help to assure the application of a relatively familiar body of case law and level of judicial expertise, and to promote efficiency and cost savings in the resolution of any such claims. The Board believes that Delaware courts are best suited to address disputes involving such matters given that the Company is incorporated in Delaware and that the Delaware courts have a reputation for expertise in corporate law matters. For these reasons, the Board believes that providing for Delaware as the exclusive forum for the types of disputes listed in the Amendment is in the best interests of the Company and its stockholders. At the same time, the Board believes that the Company should retain the ability to consent to an alternative forum on a case-by-case basis where the Board determines that the Company's interests and those of its stockholders would best be served by permitting such a dispute to proceed in a forum other than the courts designated in the Amendment.

        We do not believe that the Amendment presents any material risk to our stockholders except as follows. One or more stockholders who desire to file lawsuits against the Company, its directors or employees, in multiple jurisdictions in an effort to increase the settlement value of their lawsuits by increasing the Company's costs to defend against multiple lawsuits, might prefer to be able to file lawsuits in multiple jurisdictions. Further, one or more stockholders who believe that the relevant law or demographic of a potential jury pool of a jurisdiction other than those specified by the Amendment might be more favorable to their claims, might prefer to file elsewhere. Also, one or more stockholders who believe that the relevant law is less settled in another jurisdiction might prefer to file elsewhere in an effort to increase the settlement value of their claims. The Amendment may also reduce the likelihood of derivative litigation against directors and employees, even though an action, if successful, might benefit the Company and its stockholders.

        No assurance can be given that courts in jurisdictions outside of Delaware will be willing to enforce the terms of the Amendment.

        We already have a similar forum selection provision in our Amended and Restated Bylaws. We adopted this provision by an amendment to our Bylaws on October 23, 2013, and amended it on February 5, 2014. We have not experienced any difficulty enforcing this provision. However, in light of the possibility that courts outside of Delaware may give greater deference to stockholder-approved forum selection provisions in corporate certificates of incorporation, our Board believes that we should add a forum selection provision to our Certificate of Incorporation.

        If approved by our stockholders, the Amendment will be effective upon filing with the Secretary of State of the State of Delaware, which we intend to do promptly if stockholder approval is obtained.

   Vote Required

        The affirmative vote of the holders of a majority of the shares of common stock outstanding on the record date is required to approve the proposed Amendment.

  Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote "FOR" the proposed Amendment.

PROPOSAL 3—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  Proposed Ratification of Appointment of KPMG LLP

        The Audit Committee of the Board of Directors has appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2014 and audit the effectiveness of our internal control over financial reporting as of December 31, 2014. KPMG LLP has served as our independent registered public accounting firm since December 2009. Although ratification of the Audit Committee's selection of KPMG LLP is not required under our bylaws or other legal requirements, we are submitting the appointment of KPMG LLP to the stockholders as a matter of good corporate practice. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the stockholders ratify the selection of KPMG LLP, the Audit Committee may appoint a different independent registered public accounting firm or replace KPMG LLP with a different independent registered public accounting firm at any time if the Audit Committee determines that it is in the best interests of the Company and the stockholders to do so. Representatives of KPMG LLP are expected to attend the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

  Audit Fees

        KPMG LLP was engaged as our independent registered public accounting firm to audit our financial statements for the years ended December 31, 2013 and 2012, to audit the effectiveness of our internal control over financial reporting as of December 31, 2013 and 2012, to review our 2013 and 2012 interim financial statements, and to perform services in connection with our registration statements and SEC comment letter responses. The aggregate audit fees KPMG LLP billed us for professional services for 2013 and 2012 were $1,146,000 and $1,037,000. All audit fees and other fees were pre-approved by the Audit Committee.

  Audit-Related Fees

        KPMG LLP billed us $38,000 in 2013 and $40,000 in 2012 for the audits of our 401(k) employee benefit plan.

  Tax Fees

        KPMG LLP billed us $283,000 in 2013 for professional services rendered in connection with our research and development tax credit study, Section 382 tax study, and compliance, tax advice, or tax planning and $88,000 in 2012 for professional services rendered for compliance, tax advice or tax planning.

  All Other Fees

        KPMG LLP billed us $0 in 2013 for other fees and $221,000 in 2012 for other fees related to a cloud-based computing consulting project.

   Auditor Independence

        The Audit Committee has considered the role of KPMG LLP in providing us with the services described above, and has concluded that those services were compatible with the independence of KPMG LLP from management and from the Company.

  Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

General

        The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the "Policy"), which sets forth the procedures and the conditions pursuant to which all services to be performed by the independent registered public accounting firm are required to be pre-approved. Under the Policy, proposed services either may be pre-approved by agreeing to a framework with descriptions of allowable services with the Audit Committee ("general pre-approval"), or require the specific pre-approval of the Audit Committee ("specific pre-approval"). Unless a type of service has received general pre-approval, it requires specific pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm.

        The Policy describes the Audit, Audit-related, Tax and All Other Services that are subject to the general pre-approval of the Audit Committee. The Audit Committee annually reviews and pre-approves the services that may be provided by the independent registered public accounting firm that are subject to general pre-approval. Under the Policy, the Audit Committee may delegate either type of pre-approval authority to its chairperson or any other member or members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next meeting. The Policy does not delegate the Audit Committee's responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Audit Services

        The annual audit services engagement scope and terms are subject to the general pre-approval of the Audit Committee. Audit services include the annual financial statement audit (including required quarterly Statement on Auditing Standards 100 reviews) and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on our consolidated financial statements. Audit services also include the attestation engagement for the independent registered public accounting firm's audit of the effectiveness of internal control over financial reporting. The Policy provides that the Audit Committee will monitor the audit services engagement throughout the year and will also approve, if necessary, any changes in terms and conditions resulting from changes in audit scope or other items. The Policy provides for Audit Committee pre-approval of specific audit services outside the engagement scope.

Audit-related Services

        Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent registered public accounting firm. Under the Policy, the Audit Committee grants general pre-approval for audit-related services.

Tax Services

        Under the Policy, the Audit Committee may grant general pre-approval for specific tax compliance, planning and advice services to be provided by the independent registered public accounting firm, that the Audit Committee has reviewed and believes would not impair the independence of the independent registered public accounting firm, and that are consistent with the SEC's rules on auditor independence. Tax services to be performed by our independent registered public accounting firm must be specifically approved by the Audit Committee.

All Other Services

        Under the Policy, the Audit Committee may grant pre-approval for specific permissible non-audit services classified as All Other Services that it believes are routine and recurring services, would not impair the independence of the independent registered public accounting firm and are consistent with the SEC's rules on auditor independence. Services permissible under applicable rules but not specifically approved in the Policy require further specific pre-approval by the Audit Committee.

Procedures

        Under the Policy, each year the Senior Vice President, Finance and Risk Management (our principal financial and accounting officer) and our independent registered public accounting firm jointly submit to the Audit Committee a schedule of audit, audit-related, tax and other non-audit services that are subject to pre-approval. This schedule provides a description of each type of service that is subject to pre-approval and, where possible, provides projected fees (or a range of projected fees) for each service. The Audit Committee reviews and approves the types of services and reviews the projected fees for the next fiscal year. Any changes to the fee amounts listed in the schedule are subject to further specific approval of the Audit Committee. The Policy prohibits the independent registered public accounting firm from commencing any project not described in the schedule approved by the Audit Committee until specific approval has been given.

  Vote Required

        The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting on the matter (which shares voting affirmatively also constitute at least a majority of the required quorum) is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

  Recommendation of the Board of Directors

        The Board of Directors unanimously recommends that the stockholders vote "FOR" ratification of the selection of KPMG LLP as our independent registered public accounting firm.

PROPOSAL 4—APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION

        Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.

        As we discuss in detail elsewhere in this proxy statement, we seek to attract and retain highly competent executive management who will build long-term economic value for the Company. We strive to maintain an egalitarian compensation structure among our senior management team, as we believe that paying most of our executive team the same annual compensation package fosters an environment of teamwork that benefits the Company. We also try to foster an environment in which management leads by example. For example, from prior to our IPO in 2002 through December 31, 2010 our Chief Executive Officer refused to accept any salary, and he has never accepted any cash bonus. In 2013 our named executive officers (excluding our CEO, who refused to accept any bonus) participated in our Company-wide bonus pool plan for eligible employees. Under this plan the aggregate bonus pool was calculated based on year-over-year improvements in specific aspects of the Company's annual financial results, and the pool was allocated strictly in proportion to eligible employees' salaries. Although this plan structure does not offer significant bonus opportunities to our named executive officers (the highest bonus we paid any named executive officer for 2013 was $6,540), we believe that the Company-wide motivational aspects of this structure outweigh any disadvantages of the bonus plan. Further, an egalitarian bonus plan is consistent with our intention to provide incentive compensation to our named executive officers primarily through annual grants of restricted stock units, which are subject to three-year vesting requirements.

        The objectives of our executive compensation plans and programs are to:

  •
  Emphasize the enhancement of the long-term economic value of the Company;

  •
  Retain the senior executives; and

  •
  Deliver the total executive compensation package in a cost-effective manner.

        Our executive compensation is discussed in further detail below under the caption "Executive Compensation—Compensation Discussion and Analysis," which, together with the sections following the Compensation Discussion and Analysis, includes information about the fiscal year 2013 compensation of our named executive officers, as well as a discussion of actions regarding executive compensation that were taken after December 31, 2013.

        We are asking our stockholders to indicate their support for the compensation of our named executive officers, as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote "FOR" the following resolution at our annual meeting:

  RESOLVED, that the stockholders approve the compensation of the Company's named executive officers as disclosed in the Company's proxy statement for the 2014 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the Compensation Discussion and Analysis, the compensation tables and related narrative discussion).

        The say-on-pay vote is advisory and, therefore, not binding; however, the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.

  Vote Required

        The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting on the matter (which shares voting affirmatively also constitute at least a majority of the required quorum) is required to approve the compensation of our named executive officers on an advisory basis.

  Recommendation of the Board of Directors

        The Board recommends a vote "FOR" approval of proposal 4—approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the SEC's compensation disclosure rules.

PROPOSAL 5—OTHER BUSINESS

        The Board knows of no other business for consideration at the meeting. If other matters are properly presented at the meeting, or at any adjournment or postponement of the meeting, Messrs. Byrne and Johnson will vote, or otherwise act, on your behalf in accordance with the Board's (or, in the absence of instructions from the Board, their) judgment on such matters.

THE BOARD

  General

        The Board of Directors currently consists of seven members. Each of the three nominees for election is a current member of the Board. The remaining four directors are expected to continue to serve their terms as described below. Our directors serve staggered terms. This is accomplished as follows:

  •
  each director serves a three-year term,

  •
  the directors are divided into three classes,

  •
  the classes are as nearly equal in number as possible, and

  •
  the term of each class begins on a staggered schedule.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees. If any nominee is unable or declines to serve as a director at or prior to the time of the Annual Meeting, the proxies will be voted for a substitute nominee, if any, designated by the Nominating and Corporate Governance Committee of the Board of Directors to fill the vacancy. The proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees. The terms of office of the persons elected as Class III directors will continue until the 2017 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified or until their earlier incapacity, resignation or removal. It is not expected that any nominee will be unable or will decline to serve as a director.

  Board Independence

        The Board has determined that a majority of our Board consists of independent members. The Board has determined that, except for Patrick M. Byrne, who serves as our Chief Executive Officer, Jonathan E. Johnson III, who serves as Executive Vice Chairman of the Board and Corporate Secretary, and Stormy D. Simon, who serves as Co-President, each of our current directors is independent within the meaning of the Nasdaq director independence standards. In reaching this determination, the Board considered that neither Allison H. Abraham nor Joseph J. Tabacco, Jr. has any relationship with the Company except as a director and stockholder. With respect to Barclay F. Corbus, the Board considered the fact that Mr. Corbus formerly served as Co-CEO of WR Hambrecht + Co., and considered the services that WR Hambrecht + Co. has performed for the Company in the past and determined that Mr. Corbus met the independence requirements. With respect to Mr. Mitchell, the Board considered the fact that Mr. Mitchell is a managing director of Hamblin Watsa Investment Counsel and a member of the investment committee, which manages the investment portfolios of Fairfax Financial Holdings Limited, which is directly or indirectly the beneficial owner of approximately 13.3% of the Company's outstanding common stock, and determined that Mr. Mitchell met the independence standards.

  Committees of the Board

        The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has adopted a written charter. Current copies of the committee charters are available on the Company's website at http://investors.overstock.com. All members of the committees are appointed by the Board of Directors, and each member is independent within the meaning of the Nasdaq director independence standards and SEC rules. The committees are described in more detail below.

        Audit Committee.    The Board has a separately designated standing audit committee consisting of Allison H. Abraham, who serves as Chair, Barclay F. Corbus, Samuel A. Mitchell and

Joseph J. Tabacco, Jr., each of whom is independent within the meaning of the Nasdaq director independence standards. The Board of Directors has determined that each of Ms. Abraham, Mr. Corbus, Mr. Mitchell and Mr. Tabacco is an "audit committee financial expert" as defined by the SEC. The experience of each such director that led the Board to the determination that such director is an "audit committee financial expert" is described below under "Information Regarding Director Nominees and Other Directors." The Audit Committee is responsible for reviewing and monitoring our financial statements and our internal control over financial reporting, and selecting, reviewing and monitoring our independent registered public accounting firm, evaluating the scope of the annual audit, reviewing audit results, and consulting with management and our independent registered public accounting firm prior to presentation of financial statements to stockholders. The Report of the Audit Committee is included beginning on page 39 of this proxy statement.

        Compensation Committee.    The Board also has a Compensation Committee consisting of Barclay F. Corbus, who serves as Chair, Allison H. Abraham, Samuel A. Mitchell and Joseph J. Tabacco, Jr., each of whom is a non-employee and independent as described above. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for our executive officers and certain other employees and administering various incentive compensation and benefit plans. The Compensation Committee Report is included on page 30 of this proxy statement.

        Nominating and Corporate Governance Committee.    The Board also has a Nominating and Corporate Governance Committee consisting of Joseph J. Tabacco, Jr., who serves as Chair, Barclay F. Corbus, Allison H. Abraham, and Samuel A. Mitchell, each of whom is a non-employee and independent as described above. The Committee has authority to recommend Board nominees to the full Board, and also has authority over matters of corporate governance. Each member of the Board of Directors has historically participated in the consideration of director nominees.

  Board and Committee Meetings

        The Board held six meetings during 2013. The Audit Committee held eleven meetings during 2013; the Compensation Committee held two meetings during 2013; and the Nominating and Corporate Governance Committee held one meeting during 2013. Except for Patrick Byrne, who missed two Board meetings while he was out on a temporary medical leave of absence during 2013, each director attended at least 75% of the meetings of the Board and of each committee on which he or she served during 2013. Three of our four independent members attended 100% of the Board meetings, and two of our independent members attended 100% of all committee meetings. The non-management members of the Board of Directors meet regularly in executive session without management present.

  Board Leadership Structure

        Patrick M. Byrne serves as both our principal executive officer (subject to his temporary medical leave of absence from February 12, 2013 to April 15, 2013) and as Chairman of the Board of Directors. Jonathan E. Johnson III serves as Executive Vice Chairman of the Board. We have not named a lead independent director. At present the Board consists of seven directors; four of whom are independent. We believe that our leadership structure is appropriate for the following reasons. First, the small size of the Board and the composition of the Board permit and encourage each member to take an active role in all discussions, and each member does actively participate in all substantive discussions. Second, as Chief Executive Officer, Dr. Byrne is the director most familiar with our business and industry, and we believe that he is the director most capable of guiding our business, at both the strategic and operational levels. We believe that our current structure is serving the Company well at this time. However, we previously separated the roles of Chairman and Chief Executive Officer from October 2005 to July 2006, when John J. Byrne served as Chairman, and Patrick M. Byrne served as Chief Executive Officer. We separated the roles at the time because we believed that having John J. Byrne serve as our Chairman would be valuable to the Company. We separated the roles again briefly during 2013 while Dr. Byrne was out on a temporary medical leave of absence and Mr. Johnson served as Acting Chief Executive Officer. We do not have any procedures for deciding when to separate these positions.

   Board Role in Risk Oversight

        The Board has delegated responsibility for oversight of risk management relating to compensation matters to the Compensation Committee, and for financial and other risk management to the Audit Committee, although the full Board remains involved in risk management. The Committees and the Board receive periodic reports from management regarding various aspects of the Company's risk management program. The manner in which the Board and Committees administer the oversight of risk management has not had any effect on the Board's leadership structure.

  Director Qualifications

        The Nominating and Corporate Governance Committee has developed the Company's Corporate Governance Principles ("Principles"), which have been adopted by the Board. The Principles set forth the Committee's belief that while there are no specific minimum qualifications the Committee believes must be met by a candidate to be recommended by the Committee, candidates for election to the Board should have the highest professional and personal ethics and values. Candidates should have broad relevant experience, and should be committed to enhancing long-term stockholder value. They should be able and willing to provide insight and practical advice, and they must actively represent the interests of the stockholders. The Committee believes that a variety of types and a balance of knowledge, experience and capabilities among the members of the Board are in the best interests of the stockholders. The Principles set forth the Committee's belief that diversity of viewpoint, professional experience and other individual qualities and attributes should be considered to the extent that they relate to the contribution a director is expected to make to the Board and the Company. The Committee periodically reviews the Principles, including the portion regarding diversity. The ability of a candidate to make independent analytical inquiries, the ability to understand the Company's business, and the willingness of a candidate to devote adequate attention and time to the duties of the Board, are all relevant to the qualifications of a candidate. The specific experience, qualifications, attributes or skills that led the Committee to the conclusion that each director should be a director in light of our business and structure are described under "Information Regarding Director Nominees and Other Directors," below.

  Identification and Evaluation of Nominees for Director

        The Nominating and Corporate Governance Committee believes that the current Board composition is serving the stockholders of the Company well. In the future, the Committee may consider additional candidates identified through current members of the Board, professional search firms, stockholders or other persons. Candidates may be evaluated at regular or special meetings of the Board, and may be considered at any point during the year.

        Stockholders may propose director candidates for general consideration by the Nominating and Corporate Governance Committee by submitting in proper written form the individual's name, qualifications, and the other information set forth below in "Other Information—Procedure for Nominating Directors for Election at an Annual Meeting or a Special Meeting" to the Secretary of the Company. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria applicable to the evaluation of candidates proposed by directors or management.

        The Committee has not approved any nominee for inclusion on our proxy card for the 2014 Annual Meeting other than Allison H. Abraham, Stormy D. Simon and Samuel A. Mitchell, each of whom is a current member of the Board. We have not paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees. The Committee did not receive, by a date not later than the 120th calendar day before the date of the Company's proxy statement released to security holders in connection with the previous year's annual meeting, a recommended nominee from a security holder that beneficially owned more than 5% of the Company's voting common stock for at least one year as of the date the recommendation was made, or from a group of security holders that beneficially owned, in the aggregate, more than 5% of the Company's voting common stock, with each of the securities used to calculate that ownership held for at least one year as of the date the recommendation was made.

  Communications with the Board

        The Board has adopted resolutions to provide a formal process by which stockholders may communicate with the Board. The process adopted by the Board permits stockholders to communicate with the Board either in writing, addressed to the Board at the Company's headquarters at 6350 South 3000 East, Salt Lake City, Utah 84121, or by e-mail, sent to boardofdirectors@overstock.com. All communications from stockholders regarding matters appropriate for stockholder communications with the Board and delivered as described will be delivered to one or more Board members. The determination whether a communication involves a matter appropriate for stockholder communications with the Board is made by either the General Counsel or the Executive Vice Chairman of the Board. Stockholders who desire to utilize the procedures described under "Other Information—Procedure for Submitting Stockholder Proposals" or "—Procedure for Nominating Directors for Election at an Annual Meeting or a Special Meeting" should read those sections and follow the procedures described.

  Annual Meeting Attendance

        Our policy is that Board members should attend annual stockholder meetings if reasonably possible. All members of the Board attended the last annual stockholders meeting, which was held in May 2013.

  Code of Ethics

        We have adopted a code of business conduct and ethics that applies to all of our directors and employees, and which includes a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. We will provide a copy of the code of ethics to any person without charge, upon request. Requests for a copy of the code of ethics may be made in writing addressed to: General Counsel, Overstock.com, Inc., 6350 South 3000 East, Salt Lake City, Utah 84121.

  Policies and Procedures Regarding Related Party Transactions

        The Board has established a written policy and procedures for the review and approval or ratification of related party transactions. Under the Board's policy, any related party transaction that would be required to be disclosed pursuant to Item 404 of Regulation S-K is subject to the prior approval of the Audit Committee unless prior approval is not feasible, in which case the transaction is required to be considered at the Audit Committee's next meeting and, if the Audit Committee determines it to be appropriate, may be ratified at that meeting. In determining whether to approve or ratify a related party transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable to us than terms generally available from an unrelated person under the same or similar circumstances, and the extent of the related person's interest in the transaction. No member of the Audit Committee may participate in any approval or ratification of a related party transaction in which such member is a related person, other than to provide all material information regarding the transaction, including information regarding the extent of the member's interest in the transaction, to the Audit Committee. If a related party transaction will be ongoing, the Audit Committee may establish guidelines or other parameters or conditions relating to our participation in the transaction. The Audit Committee may from time to time pre-approve types or categories of transactions by related persons.

  Information Regarding Director Nominees and Other Directors

        Set forth below is certain information regarding the nominees for election and all other directors of Overstock whose term of office continues after the 2014 Annual Meeting.

Class III Directors and Nominees for Election for Terms Expiring in 2017

Name	Age	Position with the Company	Director Since
Allison H. Abraham	51	None	March 2002
Samuel A. Mitchell	70	None	October 2010
Stormy D. Simon	45	Co-President	May 2011

        Ms. Allison H. Abraham has served as a Director of Overstock since March 2002 and is currently the President and Founder of The Newton School, a private, non-profit elementary and middle school located in Sterling, Virginia. She is also a director of The Nebraska Book Company, a provider of college textbooks and related products and services. She is a member of the Compensation Committee and Nominating and Corporate Governance Committee and is the Chairwoman of the Audit Committee. Ms. Abraham managed her own consulting business from October 2001 to November 2008, and has served as a director of privately-held Precision Imaging, Inc. since November 2002. Previously, Ms. Abraham served as President and as a director of LifeMinders, Inc. from May 2000 until October 2001. Prior to joining LifeMinders, Ms. Abraham served as Chief Operating Officer of iVillage Inc. from May 1998 to May 2000. From February 1997 to April 1998, Ms. Abraham was President, Chief Operating Officer and a Director of Shoppers Express. From 1992 to 1996, Ms. Abraham held several marketing and management positions at Ameritech Corporation. She was employed at American Express Travel Related Services in New York City from 1988 to 1992. Ms. Abraham holds a Bachelor of Arts Degree in Economics from Tufts University and a Master's Degree of Business Administration from the Darden School at the University of Virginia. The specific experience, qualifications, attributes or skills that led the Board to conclude that Ms. Abraham should serve as a director in light of our business and structure were Ms. Abraham's substantial marketing experience and experience running online marketing companies, including her marketing experience with American Express Travel Related Services, her marketing and management positions with Ameritech Corporation, her experience as Vice President of Sales and Marketing and subsequently as President, Chief Operating Officer and a director of Shoppers Express, her experience as Chief Operating Officer of iVillage Inc., and her experience as President and as a director of LifeMinders, Inc.

        Mr. Samuel A. Mitchell has been a director since October 2010. Mr. Mitchell is a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. He is also a director of EXCO Resources, Inc., an independent oil and natural gas company, and serves on its Audit, Compensation and Nominating and Corporate Governance committees. Mr. Mitchell was formerly a director of International Coal Group, Inc., a leading producer of coal in Northern and Central Appalachia, and served on its Audit and Compensation Committees until its acquisition in 2011. Since 2004, Mr. Mitchell has been a Managing Director of Hamblin Watsa Investment Counsel, a wholly-owned subsidiary of Fairfax Financial Holdings, Inc., a Toronto-based property and casualty insurance holding company. Hamblin Watsa is responsible for managing the investments of Fairfax Financial. From 2005 to 2007, Mr. Mitchell was a director of Odyssey Re Holdings Corp., a majority-owned subsidiary of Fairfax Financial that is an underwriter of property and casualty treaty and facultative reinsurance. Prior to joining Hamblin Watsa, Mr. Mitchell was Managing Director and co-founder in 1993 of Marshfield Associates, a Washington, D.C.-based investment counsel firm. Mr. Mitchell also has experience in the healthcare industry, having served as a Director of Research and Federal Relations for the Federation of American Health Systems from 1983 to 1993, and as Director of Research for the Health Industry Manufacturers Association from 1977 to 1981. In 1973, he co-founded Research from Washington, which advised large institutional investors on the outlook and economic impact of legislation and federal government initiatives. Mr. Mitchell started his career in 1968 with the Washington, D.C.-based investment counsel firm, Davidge and Co. He has a B.A. from Harvard College and an M.B.A. from Harvard Business School. The specific experience, qualifications, attributes or skills that led the Board to conclude that Mr. Mitchell should serve as a director in light of our business and structure were his experience as Managing Director of Hamblin Watsa Investment Counsel, a wholly-owned subsidiary of Fairfax Financial Holdings, Inc., and his four decades of business experience described above. Mr. Mitchell also represents Fairfax, which is one of the Company's largest stockholders.

        Ms. Stormy D. Simon joined Overstock in December 2001. Ms. Simon is currently our Co-President. In the past she has served in a variety of critical positions, including managing each of the following departments at various times: Business-to-Business, Public Relations, Books, Music, Movies and Games, Co-op Sales, Travel, Customer Care, Partner Care, the Website, both on-line and off-line marketing (including branding), the mobile platform, social media, emerging business (auctions, cars, real estate) and the warehouse. She routinely serves as the "customer's voice" and the "partners' voice" on the management team. The specific experience, qualifications, attributes or skills that led the Board to conclude that Ms. Simon should serve as a director in light of our business and structure were her substantial experience managing numerous aspects of our business and her lead role in our marketing and branding.

Class I Directors (Terms Expiring in 2015)

Name	Age	Position with the Company	Director Since
Patrick M. Byrne	51	Chief Executive Officer and Chairman of the Board	October 1999
Barclay F. Corbus	47	None	March 2007

        Dr. Patrick M. Byrne has served as our Chief Executive Officer (principal executive officer) (subject to his temporary medical leave of absence from February 12, 2013 to April 15, 2013) and as a Director since October 1999, as Chairman of the Board from February 2001 through October 2005, and since July 2006. From September 1997 to May 1999, Dr. Byrne served as President and Chief Executive Officer of Fechheimer Brothers, Inc., a manufacturer and distributor of uniforms. From 1995 until its sale in September 1999, Dr. Byrne was Chairman, President and Chief Executive Officer of Centricut, LLC, a manufacturer and distributor of industrial torch parts. From 1994 to the present, Dr. Byrne has served as a Manager of the Haverford Group, an investment company and an affiliate of Overstock. Dr. Byrne has a Bachelor of Arts degree in Chinese studies from Dartmouth College, a Master's Degree from Cambridge University as a Marshall Scholar, and a Ph.D. in philosophy from Stanford University. The specific experience, qualifications, attributes or skills that led the Board to conclude that Dr. Byrne should serve as a director in light of our business and structure were the following. Dr. Byrne has led the Company from revenues of approximately $1.8 million in 1999 to approximately $1.3 billion for the year ended December 31, 2013. He has served as our chief executive officer the entire time (subject to the brief leave of absence described above), and has also been directly in charge of marketing, merchandising and other senior executive management functions from time to time. In addition to being the Company's founder, largest stockholder and chief executive officer, Dr. Byrne has led and continues to lead the development of the Company's evolving business model.

        Mr. Barclay F. Corbus has served as a Director of Overstock since March 2007. He is a member of the Audit Committee and the Nominating and Corporate Governance Committee, and is the Chairman of the Compensation Committee. Mr. Corbus has served as Senior Vice President of Clean Energy Fuels Corp., a provider of vehicular natural gas, with responsibility for strategic development, since

September 2007. He served as Co-CEO of WR Hambrecht + Co., an investment banking firm, from July 2004 to September 2007, and prior to that date served in other executive positions with WR Hambrecht + Co. Prior to joining WR Hambrecht + Co in March 1999, Mr. Corbus was in the investment banking group at Donaldson, Lufkin and Jenrette. Mr. Corbus graduated from Dartmouth College with a Bachelor of Arts Degree in Government and has a Master's Degree of Business Administration in Finance from Columbia Business School. The specific experience, qualifications, attributes or skills that led the Board to conclude that Mr. Corbus should serve as a director in light of our business and structure were his substantial experience in finance, management, and strategic planning, as well as his experience analyzing and evaluating corporate business plans, capital structures and needs, and debt, equity and hybrid financing alternatives resulting from his work for Clean Energy Fuels Corp., WR Hambrecht + Co., and Donaldson, Lufkin and Jenrette.

Class II Directors (Terms Expiring in 2016)

Name	Age	Position with the Company	Director Since
Joseph J. Tabacco, Jr	65	None	June 2007
Jonathan E. Johnson III	48	Executive Vice Chairman and Corporate Secretary	May 2013

        Mr. Joseph J. Tabacco, Jr. has served as a Director of Overstock since June 2007. He is a member of the Audit Committee and the Compensation Committee and is the Chairman of the Nominating and Corporate Governance Committee. For more than the last five years Mr. Tabacco has served as the managing partner of the San Francisco office of Berman DeValerio (formerly Berman DeValerio Pease Tabacco Burt & Pucillo). A 1974 honors graduate of George Washington University School of Law, Mr. Tabacco litigates antitrust, securities fraud, commercial high tech, and intellectual property matters. Since entering private practice in the early 1980s, Mr. Tabacco has served as trial or lead counsel in numerous antitrust and securities cases and has been involved in all aspects of state and federal litigation. Prior to 1981, Mr. Tabacco served as senior trial attorney for the U.S. Department of Justice, Antitrust Division, and in both the Central District of California and the Southern District of New York. Mr. Tabacco frequently lectures and authors articles on securities and antitrust law issues and is a member of the Advisory Board of the Institute for Consumer Antitrust Studies at Loyola University Chicago School of Law. Mr. Tabacco is also a former teaching fellow of the Attorney General's Advocacy Institute in Washington, D.C., and has served on the faculty of ALI-ABA on programs about U.S.-Canadian business litigation and trial of complex securities cases. The specific experience, qualifications, attributes or skills that led the Board to conclude that Mr. Tabacco should serve as a director in light of our business and structure were his extensive experience as a practicing attorney, litigating in the fields of securities fraud, corporate governance, general business litigation and antitrust litigation, including substantial litigation on behalf of investors, including public pension funds and other institutional investors as well as individual investors, in a wide variety of cases involving publicly traded companies, as well as his familiarity with state and federal competition laws and intellectual property rights.

        Mr. Jonathan E. Johnson III joined Overstock in September 2002. He currently serves as Executive Vice Chairman of the Board of Directors and as Corporate Secretary. Mr. Johnson served as our President from July 2008 to February 21, 2013, and as our Acting Chief Executive Officer from February 12, 2013 to April 15, 2013. He has previously served as our General Counsel and as our Vice President, Strategic Projects and Legal, and Senior Vice President, Corporate Affairs and Legal. Mr. Johnson holds a Bachelor's Degree in Japanese from Brigham Young University, studied for a year at Osaka University of Foreign Studies in Japan, and received his law degree from the J. Reuben Clark Law School at Brigham Young University. Mr. Johnson has served on the Board of Governors of the Salt Lake Chamber of Commerce for many years. He also serves on the Board of Trustees of the Utah Technology Council and is a member of the Council of Better Business Bureaus National Partner Leadership Circle. The specific experience, qualifications, attributes or skills that led the Board to conclude that Mr. Johnson should serve as a director in light of our business and structure were his experience as our General Counsel, as our Vice President, Strategic Projects and Legal, as our Senior Vice President, Corporate Affairs, as our President, and as our Acting Chief Executive Officer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee during 2013 were Barclay F. Corbus (Chair), Allison H. Abraham, Joseph J. Tabacco, Jr. and Samuel A Mitchell. During 2013:

        None of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

        None of the members of the Compensation Committee had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K; and

        None of the Company's executive officers served on the compensation committee or other board committee performing equivalent functions or as a member of the board of directors of another entity, one of whose executive officers served on the Company's Board or Compensation Committee or other board committee performing equivalent functions.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

  Introduction

        The Compensation Committee administers our executive compensation program. The Compensation Committee, which consists entirely of independent directors, is responsible for reviewing and approving our compensation policies, for reviewing and approving all forms of compensation for our executive officers, including our named executive officers identified in the Summary Compensation Table below (the "Named Executive Officers"), for administering our incentive compensation programs, for approving and overseeing the administration of our employee benefits programs other than medical benefits programs, and for providing insight and guidance to management with respect to employee compensation and retention generally. Following is a discussion of the objectives and implementation of our executive compensation programs.

        The Compensation Committee operates under a charter adopted by the Board of Directors. The Compensation Committee periodically reviews the adequacy of its charter and recommends changes to the Board for approval as it considers appropriate. The Compensation Committee meets at scheduled times during the year and also acts from time to time by written consent. The Compensation Committee reports on its activities and makes recommendations at meetings of the Board. The Compensation Committee reviews comparative executive compensation information from other public companies and surveys, approves executive salaries, approves awards under incentive/bonus plans, and administers the Company's 2005 Equity Incentive Plan. Additionally, from time to time, the Compensation Committee reviews other human resource issues, including qualified and non-qualified benefits and management performance appraisals and succession planning. During 2013, our Chief Executive Officer, our President and Co-Presidents, our Senior Vice President, Finance and Risk Management, our Senior Vice President, People Care, our Executive Vice Chairman of the Board, and our other executive officers made recommendations and participated in compensation decisions concerning other executive officers. The Compensation Committee does not have the power to delegate any of its authority to any other person. Our Chief Executive Officer does not participate in the Compensation Committee's deliberations regarding his compensation, but has previously informed the Committee prior to its deliberations that he will not accept bonus payments and will not accept a salary of more than $100,000.

  2011 Say on Pay Vote

        At the 2011 annual stockholders meeting the stockholders voted, on an advisory basis, to approve our executive compensation. The Compensation Committee considered the results of the advisory vote in early 2012 in connection with its determination of our executive compensation policies and decisions regarding executives' 2012 salaries, 2011 bonuses, and equity grants under the 2005 Equity Incentive Plan. While the Compensation Committee viewed the favorable vote as validation of our executive compensation, the Compensation Committee's consideration of the advisory vote did not affect the Committee's decisions for any subsequent year.

        At the 2011 annual stockholders meeting the stockholders also voted, on an advisory basis, to approve the Board's recommendation that future advisory votes regarding our executive compensation be held once every three years. We have determined to follow the stockholder vote.

        At the 2014 annual meeting we will hold another vote on our executive compensation. (See proposal 4.)

  Compensation Objectives

        Our executive compensation programs seek to attract and retain highly competent executive management who will build long-term economic value for the Company. Our general compensation philosophy for our executives is that our executives' cash compensation should generally be at levels that are reasonably comparable to those paid at comparable companies, and that our executives' opportunities for more significant compensation should be tied closely to our performance. We strive to maintain an egalitarian compensation structure among our senior management team, as we believe that paying our named executive officers holding the same or similar titles the same annual compensation package (except for our Chief Executive Officer, who during 2013 was paid substantially less than the other Named Executive Officers) promotes an environment of teamwork that benefits the Company. We also try to foster an environment in which management leads by example. For example, our Chief Executive Officer refused to accept any salary from our inception until the beginning of 2011 and has never accepted a cash bonus. Our annual bonus pool plans are designed to pay for performance. See "Elements of Compensation—2013 Bonus Plan," and "Executive Compensation Action Taken After Year-End," below.

        The objectives of our executive compensation plans and programs are to:

  •
  Emphasize the enhancement of the long-term economic value of the Company;

  •
  Retain the senior executives; and

  •
  Deliver the total executive compensation package in a cost-effective manner.

        Our executive compensation policy is designed to reward decisions and actions that have a positive effect on our financial performance and long-term stock value, and to balance short-term and long-term goals. Since 2008 our approach to equity awards has been to make an annual grant of restricted stock units in an effort to create an equity awards system that will have long-term motivational effects, subject to compliance with the vesting requirements, tied directly to our stock price. We believe that periodic restricted stock unit grants, with multi-year vesting requirements, made over a number of years, have the desired effect of providing appropriate incentives tied to the market price of the common stock over a long period of time, without encouraging short-term or inappropriate management decisions.

        We use an annual cash bonus pool as a pay-for-performance program. The cash bonus pool is intended to provide an annual cash incentive to the Named Executive Officers (as well as other employees) tied to improvements in our annual performance. The actual amount, if any, paid to each Named Executive Officer is subject to potential adjustment, upward or downward, depending on the Compensation Committee's subjective evaluation of the contributions made by the executive. The Compensation Committee did not make any adjustments to the 2013 bonus payments to any of the Named Executive Officers for 2013.

        In recent years, we have structured the bonus pool plan to provide bonus opportunities to our salaried employees generally. Beginning with the 2013 Bonus Plan, payments under the plan were allocated to salaried employees generally, including our Named Executive Officers (other than our CEO, who does not participate in the bonus plans), pro rata based on salaries. In structuring the 2013 Bonus Plan this way, we substantially reduced the amounts of the estimated bonus payments to our Named Executive Officers compared to prior years' plans. As a result, the 2013 Bonus Plan was substantially less significant to our Named Executive Officers than their restricted stock unit grants under our equity incentive plan. We recognized that substantially decreasing the likely potential bonus payments to our Named Executive Officers might make the 2013 Bonus Plan less of an incentive to our Named Executive Officers than it might otherwise have been. However, management, including our Named Executive Officers, recommended this approach, and the Compensation Committee approved this approach, with the objective of providing an egalitarian bonus plan that would apply to substantially all of the Company's salaried employees. Management and the Compensation Committee believed that the beneficial effects of this approach to the Company would outweigh any negative effects on the motivation of our Named Executive Officers. Management, including the Named Executive Officers, and the Compensation Committee believe that the best way to provide incentive compensation to the Named Executive Officers is through equity awards under our equity incentive plan, as described below.

        In setting the amounts of each component of a Named Executive Officer's compensation and considering his or her overall compensation package, the Compensation Committee periodically reviews the history of each executive's salary, bonuses and equity-based grants in prior years. In setting 2013 salaries, the Compensation Committee did not benchmark the salaries, but reviewed market data to ensure that it was aware of current compensation practices. In early 2013 the Compensation Committee reviewed cash compensation data from the Economic Research Institute and cash compensation practices at each of Energy Solutions, Headwaters, Inc., NuSkin Enterprises and USANA Health Sciences, each of which is or was a publicly-traded company based in Utah with revenues ranging from approximately $400 million to $1.8 billion (the "Utah Companies"). We selected these four companies because we believe that public companies based in Utah are likely competition for our executives, and those four had revenues reasonably similar to our revenues. The Compensation Committee also reviewed cash compensation practices at each of IAC/InterActive Corp., Netflix, 1-800-Flowers, Coldwater Creek and Amazon.com, each of which is a publicly held company with a significant retail e-commerce business (the "Internet Retail Companies"). We selected those five companies because they are publicly-traded Internet retailers that are either competitors or have similar revenues.

        The accounting and tax treatment of particular forms of compensation generally do not affect the Compensation Committee's compensation decisions.

  Employment Agreements

        None of our Named Executive Officers has an employment or severance agreement. See "Severance and Change of Control Agreements."

  Retirement Benefits

        We do not offer any pension plan or other retirement benefits except a 401(k) plan and a nonqualified deferred compensation plan for senior management.

  Role of Compensation Consultants

        As described above, during 2013 the Compensation Committee reviewed information, including information the Company obtained from the Economic Research Institute, but did not engage or receive advice from any compensation consultant.

   Elements of Compensation

        The elements of total compensation for which our Named Executive Officers other than our Chief Executive Officer (the "CEO") were eligible during 2013 were as follows:

  •
  Base salary;

  •
  Annual cash bonuses as part of a bonus pool;

  •
  Awards under our 2005 Equity Incentive Plan;

  •
  Matching contributions under our 401(k) plan;

  •
  Benefits under our health, welfare and supplemental disability benefits plans; and

  •
  Benefits under our Nonqualified Deferred Compensation Plan.

        Each of these elements is discussed below.

        Our CEO.    In January 2013, our CEO received a grant of 17,500 restricted stock units under our 2005 Equity Incentive Plan, and agreed to continue receiving a salary of $100,000 annually but declined to accept any other compensation during or relating to 2013. The restricted stock units vest over a three-year period commencing on the date of grant at the rate of 40% at the end of the first year, 30% at the end of the second year, and 30% at the end of the third year. Prior to 2011, our CEO had never accepted a salary. He has never participated in any of our bonus plans or otherwise received any bonus.

        Base Salary.    The base salaries of the Named Executive Officers are reviewed by the Compensation Committee annually. Salaries for the Named Executive Officers in 2013 were set in January 2013 and were maintained at the same levels paid since 2010, which was $300,000 each, except for (i) Mr. Johnson, who was serving as our President at the time, and whose salary was maintained at $350,000, and (ii) our CEO, Dr. Byrne, who began to accept an annual salary of $100,000 in 2011 after a decade of service without accepting any salary. Subsequent to the Compensation Committee's January decisions regarding executive compensation for 2013, Ms. Simon and Mr. Nielsen were promoted to Co-Presidents, and the Committee approved increases to their salaries to $350,000 annually as a result of their promotions. At the same time, Mr. Hughes was promoted to Senior Vice President, Finance and Risk Management, and the Committee approved an increase to his salary to $300,000 annually as a result of his promotion. The 2013 salaries are discussed below, and salary income for each Named Executive Officer for calendar year 2013 is reported in the Summary Compensation Table.

        2013 Bonus Plan.    In January 2013, the Compensation Committee also approved a Company-wide bonus pool plan (the "2013 Bonus Plan"). In 2013 we did not have a separate or additional bonus plan for management or for the Named Executive Officers. The 2013 Bonus Plan was a discretionary bonus pool plan, subject to adjustment, upward or downward, by the Compensation Committee after 2013 results became available. The total bonus pool under the 2013 Bonus Plan was set to be an amount equal to 20% of the amount, if any, by which a "Measurement Amount" to be calculated under the 2013 Bonus Plan exceeded approximately $41.4 million, with individual bonuses to be paid to all eligible employees at December 31, 2013 pro rata based on the amount of each employee's salary earned during 2013. For purposes of the 2013 Bonus Plan, the term "Measurement Amount" meant the improvement in net income adjusted for income taxes, depreciation and amortization, stock-based compensation expenses, capital structure expenses, directors fees, expenses incurred in connection with certain litigation and related matters, capital expenditures, restructuring charges, certain development expenses, international general and administrative expenses, 2013 bonuses, and other miscellaneous expenses. Payouts under the 2013 Bonus Plan were not based on achieving any particular target, but no bonuses were to be payable unless the Measurement Amount exceeded approximately $41.4 million. For purposes of the Named Executive Officers, the actual amount of the Measurement Amount for 2013 was approximately $47.3 million.

        The percentages of the bonus pool paid to each of the Named Executive Officers, and the amount of the bonus paid to each of them with respect to 2013, were as follows:

Name	Percentage of Bonus Pool	Amount of 2013 Bonus
Patrick M. Byrne, Chairman of the Board and Chief Executive Officer	0%	$0
Jonathan E. Johnson III, Executive Vice Chairman	0.55%	$6,540
Stormy D. Simon, Co-President and Director	0.54%	$6,388
David J. Nielsen, Co-President	0.54%	$6,388
Robert P. Hughes, Senior Vice President, Finance and Risk Management	0.44%	$5,273
Stephen J. Chesnut, former Senior Vice President, Finance and Risk Management	0%	$0

        The Compensation Committee did not exercise its discretion to make any adjustments to the bonus payable under the 2013 Bonus Plan to any Named Executive Officer. Our CEO, Dr. Byrne, has declined to accept any bonus for more than a decade.

        2005 Equity Incentive Plan.    We use the grant of awards under our 2005 Equity Incentive Plan to provide long-term incentive compensation opportunities to our key employees, including the Named Executive Officers. The plan was most recently reapproved by the stockholders in 2012 and provides for the grant of awards, including qualified and non-qualified stock options to purchase shares of our common stock. Options granted under the plan have been granted at a per share exercise price which is not less than 100% of the fair market value of the underlying shares on the date that the option is granted. Accordingly, options granted under the plan have no intrinsic value unless the market price of our common stock increases after the date of grant. We have not granted any options since 2008.

        The plan also provides for the grant of restricted stock awards and other types of awards, although prior to 2008 we had not made any such awards. The plan is designed to provide incentive compensation that aligns management's financial interests with those of our stockholders and encourages management ownership of our common stock. Beginning in 2008, the Compensation Committee has approved annual grants of restricted stock units ("RSUs") under the plan. The Compensation Committee determines the number of RSUs to be granted to key employees, including Named Executive Officers, based on a recommendation of management including the active participation during 2013 of the Chief Executive Officer, the Vice Chairman of the Board and Corporate Secretary, the Co-Presidents and the Senior Vice President, People Care, by determining the aggregate amount it considers appropriate for the entire group and allocating the awards on the basis of management's recommendation and the Compensation Committee's subjective views of the relative ability of key employees or groups of key employees to make positive contributions to the Company. We generally make equity grants to key employees, including Named Executive Officers, annually at a regularly scheduled Compensation Committee meeting typically held in January or February of each year, but otherwise have not adopted any specific policy regarding the amount or timing of any stock-based compensation for employees under the plan. We have never backdated or repriced options or any other equity award. The aggregate grant date fair value of equity-based awards is set forth in the Summary Compensation Table. Information concerning the number of options and RSUs held by each Named Executive Officer as of December 31, 2013 is set forth in the Outstanding Equity Awards at Fiscal Year-End Table. With the changes to our approach to the annual bonus pool described above, the annual RSU grants to our Named Executive Officers have become the most significant incentive compensation arrangement we utilize.

        401(k) Plan.    We maintain a 401(k) plan, in which Named Executive Officers may participate. During 2013 we made 50% matching contributions on the first 6% of eligible compensation deferred by employees. We did not make any profit sharing contributions in 2013. The amounts of matching contributions and any profit sharing contributions allocated to our Named Executive Officers in prior years are set forth in the Summary Compensation Table. The listed amounts are prior to any year end non-discrimination testing adjustments. Participation in the 401(k) plan is available to employees on a non-discriminatory basis.

        Health and Welfare Benefits.    We provide health, life and disability insurance and other employee benefits programs to our employees, including our Named Executive Officers. Beginning in 2013, we also provide supplemental disability insurance for our senior management team members, including the Named Executive Officers. Except for the supplemental disability insurance, our employee benefits plans are provided on a non-discriminatory basis.

        Nonqualified Deferred Compensation Plan.    We have a nonqualified deferred compensation plan for senior management (the "Deferred Compensation Plan"). The Deferred Compensation Plan, which is described in more detail below, allows participants to defer receipt of compensation otherwise payable to them under our existing compensation plans, and also permits us to make discretionary contributions to participants' accounts. We have never made any discretionary contributions to participants' accounts.

        Why We Pay these Elements of Compensation; How We Determine the Amounts; and Interrelationships of these Elements.    The main elements of compensation potentially available to our Named Executive Officers (other than our Chief Executive Officer) for 2013 were (i) base salary, (ii) bonus payments under the 2013 Bonus Plan, and (iii) RSU grants. The three elements operate independently of one another, although in setting them, the Compensation Committee considers the value of each component and the total value of the compensation package being provided to each of the Named Executive Officers, as well as the history of each officer's compensation package. The base salaries we paid the Named Executive Officers during 2013 were paid in order to retain the services of those executives. In setting 2013 salaries for the Named Executive Officers, the Compensation Committee reviewed a summary of information showing that none of the Named Executive Officers' salaries plus anticipated bonuses under the 2012 Bonus Plan was above the median total cash compensation for the reasonably comparable positions as reported by the Economic Research Institute. However, the Committee believed that the salaries paid for the various levels of responsibility within the management team since 2011, together with the rest of the compensation packages, would be sufficient to retain the services of the Named Executive Officers and to keep their salaries, other than our CEO's salary, within a reasonable range of the median cash compensation paid by the companies reviewed by the Compensation Committee, but without being more than necessary to achieve those objectives. The subsequent changes made in February 2013 resulted from the promotions of Ms. Simon and Mr. Nielsen to Co-Presidents (with their salaries each increased to $350,000 annually as a result), and the promotion of Mr. Hughes to Senior Vice President, Finance and Risk Management (with his salary increased to $300,000 annually as a result).

        As described above, in January 2013 the Compensation Committee also approved a Company-wide bonus pool plan for eligible employees in which the Named Executive Officers were eligible to participate. Like all other eligible employees, the percentages of the bonus pool payable to Named Executive Officers were pro rata based on the amount of each employee's salary earned during 2013. The Compensation Committee considered the risk that the 2013 Bonus Plan was likely to produce relatively small bonuses for the Named Executive Officers compared with the Company's competitors for executives, but agreed with management's proposal to adopt the 2013 Bonus Plan as a means of incentivizing the majority of the Company's employees. Further, although the numbers of RSUs granted to Named Executive Officers in January 2013 were less than 50% of the numbers of RSUs granted to them the year before, and had grant date values lower than the year before, the Committee agreed with management's recommendation that the RSU grants would be sufficient to keep the total compensation packages for the Named Executive Officers in line with market practices and would serve to focus the executives on improving the long-term value of the Company. Except for our CEO, who has declined to accept any bonus payment since our initial public offering, the bonus payments to the Named Executive Officers for 2013 were determined arithmetically in accordance with the 2013 Bonus Plan, without any exercise by the Compensation Committee of its discretionary authority with respect to any Named Executive Officer. The percentages of the pool and the amounts of the bonuses paid to each Named Executive Officer are set forth above in the discussion of the 2013 Bonus Plan.

        As described in the preceding paragraph, the Compensation Committee granted RSUs to our Named Executive Officers and other key employees in early 2013 to provide long-term incentive compensation tied directly to the price of the Company's common stock. The grants were intended to have a retention effect, as they vest over a three-year period, with 40% of the grant vesting at the end of the first year, 30% of the grant vesting at the end of the second year, and 30% of the grant vesting at the end of the third year. They were also intended to provide reasonable incentives tied to the price of the Company's common stock, which the Compensation Committee believes to be in the best interests of stockholders generally.

        The number of RSUs granted to each Named Executive Officer was less than 50% of the number granted to each such Named Executive Officer in 2012, and had a grant date fair value of between approximately 81-95% of the grant date fair value of the grants made in January 2012. In making the 2013 grants, the Committee used a 40/30/30% vesting schedule, rather than the 25/25/50% schedule it had used for the prior year grants. The Committee used the faster vesting schedule to partially offset the effects of the 2012 Bonus Plan on management, including the Named Executive Officers, and to help maintain competitive total compensation packages for the Named Executive Officers. The Compensation Committee believed that the grants approved would achieve the objectives described, and would provide meaningful economic incentives to the Named Executive Officers, but without being more than necessary to achieve those objectives and provide those incentives.

        The 401(k) plan and the health and welfare benefits we provide are intended to help make our overall compensation packages more attractive to all our employees, including our Named Executive Officers. During 2013 we made 50% matching contributions on the first 6% of eligible compensation deferred by employees. Beginning in 2013, we provide supplemental disability insurance for our senior management team members, including the Named Executive Officers, as reflected in the Summary Compensation Table.

        Risks of Our Compensation Policies and Practices.    We periodically analyze and evaluate risks arising from our compensation policies and practices, and have concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

  Nonqualified Deferred Compensation Plan

        We have a nonqualified deferred compensation plan for senior management (the "Deferred Compensation Plan"). The Deferred Compensation Plan allows participants to defer receipt of compensation otherwise payable to them under our existing compensation plans, and also permits us to make discretionary contributions to participants' accounts. Participants are permitted to select from a limited number of investment alternatives available under the Plan. Under the terms of the Deferred Compensation Plan, eligible members of senior management, including the Named Executive Officers, may defer receipt of their compensation, including up to 50% of their salaries and up to 90% of their bonuses. We may, though we have no obligation to, make discretionary contributions on behalf of a participant in the Deferred Compensation Plan, in such form and amount as we deem appropriate. To date, we have not made any contributions to the Deferred Compensation Plan on behalf of any Named Executive Officer. No above-market or preferential earnings have ever been paid on any compensation deferred under the Deferred Compensation Plan.

  Executive Compensation Action Taken After Year-End

        In January 2014, the Compensation Committee (i) approved 2013 bonus payments, (ii) set 2014 salaries, (iii) approved a Company-wide bonus pool plan for 2014, (iv) approved restricted stock unit grants under the Company's 2005 Equity Incentive Plan to officers of the Company, including the Named Executive Officers, and (v) approved a plan to make a 100% matching contribution on employee contributions of up to 6% of eligible compensation during 2014, with immediate vesting of the matching contributions. Patrick Byrne, our Chief Executive Officer, agreed to continue to accept a salary of $100,000 for 2014. During the ten years prior to 2011, Dr. Byrne had refused to accept any salary, and he has never accepted any bonus. The Compensation Committee maintained salaries for all Named Executive Officers (except for Mr. Chesnut, who left the Company in February 2013) at their 2013 rates. The 2013 bonus payments, the 2014 salaries and the 2014 RSU grants were as follows:

Name and Title	2013 Bonus		2014 Salary	2014 Restricted Stock Unit Grant(1)
Patrick M. Byrne, Chairman of the Board and Chief Executive Officer	$0	(2)	$100,000	9,000
Jonathan E. Johnson III, Executive Vice Chairman	$6,540		$350,000	9,000
Stormy D. Simon, Co-President and Director	$6,388		$350,000	9,000
David J. Nielsen, Co-President	$6,388		$350,000	9,000
Robert P. Hughes, Senior Vice President, Finance and Risk Management	$5,273		$300,000	7,500
Stephen J. Chesnut, former Senior Vice President, Finance and Risk Management(3)	N/A		N/A	N/A

(1)
Restricted stock unit grants are made pursuant to the Company's 2005 Equity Incentive Plan and will vest in three equal annual increments. Figures shown are the number of units/shares.

(2)
The Chairman and Chief Executive Officer of the Company, Patrick M. Byrne, declined to accept any bonus payment relating to 2013.

(3)
Mr. Chesnut left the Company in February 2013.

        The bonus pool plan (the "2014 Bonus Plan") is a Company-wide discretionary bonus pool plan, subject to adjustment, upward or downward, by the Compensation Committee after 2014 results are available. The total bonus pool under the 2014 Bonus Plan is expected to be an amount equal to 20% of the amount, if any, by which a "Measurement Amount" to be calculated under the 2014 Bonus Plan exceeds $32.2 million, with individual bonuses to be paid to all eligible employees as of December 31, 2014 pro rata based on the amount of each employee's salary earned in 2014. For purposes of the 2014 Bonus Plan, the term "Measurement Amount" means the improvement in net income adjusted for income taxes, capital expenditures, depreciation and amortization, stock-based compensation expenses, 2014 bonuses, capital structure expenses, expenses incurred in connection with certain legal matters, certain development project expenses, international general and administrative expenses, certain anticipated tax credits, and other miscellaneous expenses. Although the amount of any bonus that may be payable to the Named Executive Officers cannot be calculated at present, the Company estimates that the bonuses payable to each of the Named Executive Officers may be in the range of approximately $8,000 to approximately $16,000. There is no minimum or maximum amount.

  Timing of Equity Awards

        We did not grant any stock options to any of our Named Executive Officers during 2013. We do not have any program, plan or practice to time option grants, restricted stock unit awards or any other equity awards to our Named Executive Officers or to any other employee in coordination with the release of material non-public information. The Company's Board of Directors and Board committees, including the Compensation Committee, normally schedule their regular meetings at least a year in advance. Meetings of the Compensation Committee are generally held in connection with the regularly scheduled Board meetings. The meetings are scheduled in an effort to meet a number of different timing objectives, including the review of financial results and the review of press releases and filings containing financial results. If the Compensation Committee approves equity awards at future regularly scheduled meetings, those awards may be made shortly before or after the public release of financial results or other material information. However, if that were to occur, it would be as a result of the fact that the Compensation Committee holds its meetings in connection with the Board meetings, not as a result of a program, plan or practice to time option grants or other equity awards. We also do not set the grant date of any equity awards to new executives in coordination with the release of material non-public information, and we have not timed, and do not plan to time, the release of material non-public information for the purpose of affecting the value of executive compensation.

  Severance and Change of Control Arrangements

        None of our executive officers has any contractual right to any severance or change of control payments under any employment or severance agreement. Our executive officers hold restricted stock units, and some hold options, issued under our 2005 Equity Incentive Plan, and the vesting of awards issued under the plan may be accelerated, under certain circumstances, upon or in connection with a change of control of the Company or upon the termination of the employment of the holder within a period of time after a change of control has occurred. The 2005 Equity Incentive Plan provides that in the event of a merger or change of control (as defined in the plan) outstanding awards shall be assumed by the successor or an equivalent award shall be substituted, or the award shall vest and the participant will have the right to exercise the award. In addition, as described above, our Deferred Compensation Plan allows participants to defer receipt of compensation otherwise payable to them under our existing compensation plans, and also permits us to make discretionary contributions to participants' accounts. Participants are fully vested in all amounts deferred and any earnings or losses on those deferrals at all times. Upon termination of service due to retirement, disability or death, a participant becomes fully vested in any additional amounts, including any discretionary contributions we make, credited to his or her account. To date, we have not made any contributions to the Deferred Compensation Plan on behalf of any Named Executive Officer.

  Security Ownership Requirements

        We do not have any policy requiring our Named Executive Officers or directors to own any specified amount of our common stock. However, our CEO beneficially owns approximately 27.2% of our outstanding common stock, and all of our Named Executive Officers and all of our directors are also stockholders.

  Hedging Policy

        The Company has a policy prohibiting directors, officers and other employees and members of their immediate families from engaging in short sales of the Company's stock or otherwise engaging in any transaction intended to hedge against or profit from any decrease in the market value of the Company's securities.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company's 2014 proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for 2013.

Barclay F. Corbus (Chair)
Allison H. Abraham
Samuel A. Mitchell
Joseph J. Tabacco, Jr.

  Compensation Paid to Executive Officers

        The following table sets forth information for the three years ended December 31, 2013 concerning the compensation for services in all capacities to the Company and its subsidiaries of our principal executive officer, each of the two individuals who served as our principal financial officer during 2013, and our other three most highly compensated executive officers, calculated in accordance with the SEC's rules. We refer to these individuals throughout this proxy statement as the "Named Executive Officers."

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-equity Incentive Plan Compensation ($)(1)	All Other Compensation(3) ($)		Total ($)
Patrick M. Byrne	2013	$100,000	—	$256,900	—	—		$356,900
Chief Executive Officer and	2012	$100,000	—	$305,100	—	—		$405,100
Chairman of the Board of	2011	$95,833	—	$238,050	—	—		$333,883
Directors
Jonathan E. Johnson III	2013	$350,000	—	$256,900	$6,540	$19,236	(4)	$632,676
Executive Vice Chairman	2012	$350,000	$99,106	$271,200	—	$23,725	(5)	$744,031
and Corporate Secretary	2011	$350,000	$18,652	$238,050	—	$7,350		$614,052
Stormy D. Simon	2013	$341,859	—	$220,200	$6,388	$8,802		$577,249
Co-President and Director	2012	$300,000	$75,706	$237,300	—	$9,152	(6)	$622,158
	2011	$300,000	$15,543	$238,050	—	$7,350		$560,943
David J. Nielsen	2013	$341,859	—	$220,200	$6,388	$10,913		$579,360
Co-President	2012	$300,000	$75,706	$237,300	—	$7,500		$620,506
	2011	$200,000	$7,772	$119,025	—	$5,194		$331,991
Robert P. Hughes(7)	2013	$282,192	—	$110,100	$5,273	$8,661		$406,226
Senior Vice President, Finance
and Risk Management
Stephen J. Chesnut	2013	$43,270	—	$220,200	—	$21,698		$285,168
Former Senior Vice President,	2012	$300,000	$75,706	$237,300	—	$157,500		$770,506
Finance and Risk	2011	$300,000	$15,543	$238,050	—	$7,350		$560,943
Management(8)

(1)
Bonuses shown for 2011 were paid in February 2012 and relate to 2011. Bonuses shown for 2012 were paid in February 2013 and relate to 2012. Non-equity Incentive Plan Compensation shown for 2013 was paid in February 2014 and relates to 2013. Bonuses were paid under our annual bonus pool plans. We have historically reported bonus payments under our bonus pool plans under the "Bonus" column because of the Compensation Committee's unlimited discretion to modify the amounts of the bonuses. However, as the 2013 Bonus Plan was an "incentive plan" as defined in Item 402 of Regulation S-K and the Compensation Committee has not historically made significant adjustments to plan payments and did not exercise any discretion with respect to any Named Executive Officer's 2013 bonus payment, we are reporting bonus payments under the 2013 Bonus Plan under the Non-Equity Incentive Plan Compensation Table of the Summary Compensation Table.

(2)
The Stock Awards represent the grant date fair value, without reduction for estimated forfeitures, of stock awards granted to Named Executive Officers, determined in accordance with FASB ASC Topic 718.

(3)
Amounts shown include Company-provided 401(k) matching contributions (excluding forfeitures, if any, pursuant to the annual "average deferral percentage" and "annual contribution percentage" tests ("forfeitures")) and Company-provided profit sharing contributions. We have adjusted the amounts of Company matching contributions reported for all three years to correct errors, although these adjustments are not yet reflected in individual 401(k) accounts. We will implement the transactions to correct the 401(k) accounts as promptly as possible. We did not pay any profit sharing for 2011 or 2012 or 2013, but made 50% matching contributions on the first 6% of eligible compensation deferred by employees. All Other Compensation for 2013 includes the Company's 401(k) contributions during 2013 in the following amounts: Dr. Byrne: $0; Mr. Johnson: $8,088; Ms. Simon: $5,745; Mr. Nielsen: $8,067; Mr. Hughes: $5,269; Mr. Chesnut: $3,956. All Other Compensation for 2013 also includes the premiums paid by the Company for supplemental disability insurance during 2013 in the following amounts: Dr. Byrne: $0; Mr. Johnson: $3,298; Ms. Simon: $3,057; Mr. Nielsen: $2,846; Mr. Hughes: $3,142; Mr. Chesnut: $0.

(4)
All Other Compensation for Mr. Johnson in 2013 includes (i) $7,850 in fees and expenses paid by the Company related to his membership in the Young Presidents' Organization. The amount paid by the Company for Mr. Johnson's membership in the Young Presidents' Organization is the actual cash payments made by the Company. All Other Compensation for Mr. Johnson excludes the amount of a $40,000 contribution made by Patrick Byrne personally to Jobs for Utah, as described below under "Other Information—Other Matters."

(5)
All Other Compensation for Mr. Johnson in 2012 consists of (i) $14,383 in fees and expenses paid by the Company, including $8,000 of fees and expenses for 2013 that were paid in 2012, related to his membership in the Young Presidents' Organization, and (ii) $9,342 of other compensation, consisting of the employer matching contributions to the Company's 401(k) plan and a service award which included $542 as reimbursement for taxes. The $14,383 in fees and expenses paid by the Company for Mr. Johnson's membership in the Young Presidents' Organization and the $542 paid as reimbursement for taxes on Mr. Johnson's service award are the actual cash payments made by the Company for such items.

(6)
All other Compensation for Ms. Simon in 2012 includes $402 as reimbursement for taxes. The $402 paid as reimbursement for taxes on Ms. Simon's service award is the actual cash payment made by the Company for this item.

(7)
Mr. Hughes was not a Named Executive Officer during 2012 or 2011; consequently, information for those years is not included. Mr. Hughes also received a $250 gift card as a service reward.

(8)
Effective February 21, 2013, Mr. Chesnut left the Company and forfeited the $220,200 unvested stock award made in January 2013. All Other Compensation for Mr. Chesnut in 2013 consists of payment of his accumulated credit for unused paid time off of $17,742 and his 401(k) matching contributions. It excludes the $150,000 severance payment which is included under All Other Compensation for Mr. Chesnut in 2012.

        The material factors necessary to understand the summary compensation table are described above in the Compensation Discussion and Analysis and in the footnotes to the Summary Compensation Table.

   Grants of Plan-Based Awards

        The following table sets forth information concerning grants of awards pursuant to plans made to the Named Executive Officers during the year ended December 31, 2013.

GRANTS OF PLAN-BASED AWARDS

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock Awards(4)
	Grant Date For Equity-Based Awards
Name		Target(2)
Patrick M. Byrne(5)	January 14, 2013	—	17,500	$256,900
Jonathan E. Johnson III	January 14, 2013	$6,540	17,500	$256,900
Stormy D. Simon	January 14, 2013	$6,388	15,000	$220,200
David J. Nielsen	January 14, 2013	$6,388	15,000	$220,200
Robert P. Hughes	January 14, 2013	$5,273	7,500	$110,100
Stephen J. Chesnut(6)	January 14, 2013	$5,610	15,000	$220,200

(1)
Amounts reported relate to the Company's 2013 Bonus Plan, which was established on January 14, 2013. Awards under the 2013 Bonus Plan were granted and earned in the same fiscal year, and have been fully earned and, except for Mr. Chesnut, were paid in February 2014. Except for Mr. Chesnut, all such payments are reported as 2013 compensation in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)
There was no threshold or maximum payout under the 2013 Bonus Plan. The amount shown in the "Target" column is the actual amount of the payout based on the last completed fiscal year's performance except for Mr. Chesnut. Because Mr. Chesnut left the Company in February 2013, he received no payout under the 2013 Bonus Plan.

(3)
Amounts reported relate to restricted stock unit grants under our 2005 Equity Incentive Plan.

(4)
The amounts represent the grant date fair value, without reduction for estimated forfeitures, of stock awards granted to Named Executive Officers, determined in accordance with FASB ASC Topic 718. The fair market value of the shares on the grant date was $14.68 per share. The shares vest 40% on the first anniversary of the grant date, 30% on the second anniversary of the grant date, and 30% on the third anniversary of the grant date.

(5)
Our CEO, Dr. Byrne, did not participate in the 2013 Bonus Plan.

(6)
Mr. Chesnut left the Company in February 2013. His RSUs outstanding upon termination of service and bonus opportunity were forfeited.

  Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information concerning outstanding equity awards held by each Named Executive Officer as of December 31, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END(1)

	Option Awards(2)				Stock Awards(3)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(4)	Award Grant Date
Patrick M. Byrne	—	—	—	—	7,500	230,925	01/22/11
	—	—	—	—	33,750	1,039,163	01/24/12
	—	—	—	—	17,500	538,825	01/14/13
Jonathan E. Johnson III	40,000	—	17.08	02/07/17	—	—	02/07/07
	—	—	—	—	7,500	230,925	01/22/11
	—	—	—	—	30,000	923,700	01/24/12
	—	—	—	—	17,500	538,825	01/14/13
Stormy D. Simon	40,000	—	17.08	02/07/17	—	—	02/07/07
	—	—	—	—	7,500	230,925	01/22/11
	—	—	—	—	26,250	808,238	01/24/12
	—	—	—	—	15,000	461,850	01/14/13
David J. Nielsen	—	—	—	—	3,750	115,463	01/22/11
	—	—	—	—	26,250	808,238	01/24/12
	—	—	—	—	15,000	461,850	01/14/13
Robert P. Hughes	—	—	—	—	3,750	115,463	01/22/11
	—	—	—	—	15,000	461,850	01/24/12
	—	—	—	—	7,500	230,925	01/14/13
Stephen J. Chesnut(5)	—	—	—	—	—	—	01/22/11
	—	—	—	—	—	—	01/24/12
	—	—	—	—	—	—	01/14/13

(1)
Awards shown in this table consist of option and restricted stock unit grants under the Company's 2005 Equity Incentive Plan.

(2)
Grant dates are shown under "Award Grant Date." Options vest over the first four years of the option term at a rate of 28% at the end of the first year and 2% per month thereafter.

(3)
Grant dates are shown under "Award Grant Date." Restricted stock units awarded during 2013 vest over a three-year period commencing on the date of grant at the rate of 40% at the end of year one, 30% at the end of year two, and 30% at the end of year three. All prior years had a vesting schedule 25% at the end of year one, 25% at the end of year two, and 50% at the end of year three.

(4)
Market values have been computed by multiplying the closing market price of the stock on December 31, 2013, which was $30.79, by the number of shares or units.

(5)
Mr. Chesnut left the Company in February 2013. Restricted Stock Units outstanding upon termination of service are forfeited.

   Option Exercises and Stock Vested in 2013

        The following table sets forth information concerning stock awards that vested during the last fiscal year with respect to the Named Executive Officers. No Named Executive Officer exercised any options during 2013.

OPTION EXERCISES AND STOCK VESTED

	Stock Awards
Name	Number of Shares Acquired on Vestings (#)	Value Realized on Vestings(1) ($)
Patrick M. Byrne	22,500	$330,600
Jonathan E. Johnson III	21,250	$311,413
Stormy D. Simon	20,000	$292,225
David J. Nielsen	14,625	$216,616
Robert P. Hughes	10,875	$159,054
Stephen J. Chesnut(2)	20,000	$292,225

(1)
Amount is the number of shares of stock acquired upon vesting multiplied by the market price (closing price) of the Company's common stock on the vesting date (or the preceding trading day if the vesting date was not a trading day).

(2)
Mr. Chesnut left the Company in February 2013.

  Nonqualified Deferred Compensation Plan

        The following table sets forth information concerning our nonqualified deferred compensation plan for senior management. The Deferred Compensation Plan allows participants to defer receipt of compensation otherwise payable to them under our existing compensation plans, and also permits us to make discretionary contributions to participants' accounts. We may, though we have no obligation to, make discretionary contributions on behalf of a participant in the Deferred Compensation Plan, in such form and amount as we deem appropriate. To date, we have not made any contributions to the Deferred Compensation Plan on behalf of any Named Executive Officer. Participants are permitted to select from a limited number of investment alternatives, which are identified below. The investment alternatives were selected by the Company. A participant may change his or her selection of investment funds no more than six (6) times each year. Eligible members of senior management, including the Named Executive Officers, may defer receipt of their compensation, including up to 50% of their salaries and up to 90% of their bonuses. Subject to plan restrictions and subject to prior distribution as a result of retirement, separation from service for other reasons, disability or death, and subject to other restrictions, each participant designates the timing of his or her distributions and whether payment is to be made in a lump sum or in equal annual installments over a period of up to five years. Subject to various restrictions, a participant may periodically change the timing of his or her distributions.

 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in 2013 ($)(1)	Registrant Contributions in 2013 ($)	Aggregate Earnings in 2013 ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2013 ($)(1)
Patrick M. Byrne	—	—	—	—	—
Jonathan E. Johnson III	—	—	—	—	—
Stormy D. Simon	32,728	—	2,898	—	35,625
David J. Nielsen	—	—	—	—	—
Robert P. Hughes	—	—	711	—	4,838
Stephen J. Chesnut(2)	43,222	—	5,643	(110,362)	—

(1)
All of the 2013 contributions, and none of the 2013 earnings, are reported in the 2013 Summary Compensation Table as compensation. Of the amounts reported in the aggregate balance at December 31, 2013, all of the prior years' contributions were reported in the Company's Summary Compensation Table as compensation for previous years. The 2013 aggregate earnings were calculated based on the actual return on the following funds or securities: American Century Equity Income Fund (actual return: 19.46%); Columbia Acorn Int'l (actual return: 22.33%); Fidelity Balanced Fund (actual return:20.50%); Fidelity Contra Fund (actual return: 34.15%); Fidelity Low Price Stock Fund (actual return:34.31%); Fidelity Prime Money Market Institutional Fund (actual return: .02%); Oppenheimer Developing Markets Fund (actual return: 8.35%); Pimco Total Return Fund (actual return: -1.92%); Vanguard 500 Index Fund (actual return: 32.18%); and Overstock.com, Inc. Common Stock (actual return:115.16%).

(2)
Mr. Chesnut left the Company in February 2013.

COMPENSATION OF DIRECTORS

        Since the first quarter of 2013 we have paid our non-employee directors annual cash fees at the rate of $60,000 annually, with payments on a quarterly basis. In the first quarter of 2013 we paid them at a reduced rate of $50,000 annually. We also grant restricted stock unit awards to our non-employee directors annually, generally at the first Board meeting after the director first joins the Board, and then periodically thereafter. In 2013 we granted restricted stock units to our non-employee directors as follows:

Name	Grant Date	Number of Restricted Stock Units(1)	Closing Price of Common Stock on Date
Allison H. Abraham	May 8, 2013	7,500	$25.45
Barclay F. Corbus	May 8, 2013	7,500	$25.45
Samuel A. Mitchell	May 8, 2013	7,500	$25.45
Joseph J. Tabacco, Jr.	May 8, 2013	7,500	$25.45

(1)
The restricted stock units vest over a three-year period commencing on the date of grant at the rate of 40% at the end of the first year, 30% at the end of the second year, and 30% at the end of the third year.

        The Board's determination of the amount of restricted stock units that non-employee directors receive has two components. The first is the amount of time and effort the directors are required to devote to the Company's business. In evaluating this, the Board takes into account the fact that the independent non-employee members of the Board are also members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, and takes into account the time and effort the directors devote to their Board and committee responsibilities. The second component is the Board's perception of the approximate value of the grant of the restricted stock units, based on the recent and historical market values of the underlying common stock, and considering the restricted nature of the grants. The Board attempts to establish the annual grant at a level that, together with the quarterly cash compensation paid to the non-employee directors, provides fair compensation to the non-employee directors for their services to the Company. On an annual basis, the Company's Chairman and Chief Executive Officer has historically made recommendations regarding the restricted stock unit grants, and the Board members have discussed the proposals. Neither the Board nor any committee nor the Company has retained any consultant or other advisor to make recommendations or otherwise be involved in decisions regarding the compensation of the non-employee directors.

        We have a Non-Employee Directors Nonqualified Deferred Compensation Plan, which allows directors to defer receipt of compensation otherwise payable to them under our existing compensation plans. The terms of the Non-Employee Directors Nonqualified Deferred Compensation Plan are substantially the same as those of our Nonqualified Deferred Compensation Plan for senior management. To date, none of our directors have elected to participate in the Non-Employee Directors Nonqualified Deferred Compensation Plan.

        The following table sets forth information concerning compensation paid to or accrued by the Company with respect to each non-employee member of the Board of Directors during the year ended December 31, 2013. We also reimburse our directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Total ($)
Allison H. Abraham	$57,500	$190,875	—	$248,375
Barclay F. Corbus	$57,500	$190,875	—	$248,375
Samuel A. Mitchell	$57,500	$190,875	—	$248,375
Joseph J. Tabacco, Jr.	$57,500	$190,875	—	$248,375

(1)
The Stock Awards represent the grant date fair value, without reduction for estimated forfeitures, of restricted stock awards granted to non-employee members of our Board of Directors, determined in accordance with FASB ASC Topic 718. Each non-employee director received a single grant of 7,500 restricted stock units on May 8, 2013. At December 31, 2013, the number of restricted stock units held by each non-employee director was as follows: Ms. Abraham: 24,625; Mr. Corbus: 24,625; Mr. Tabacco: 24,625; and Mr. Mitchell: 24,625.

(2)
No stock option awards were granted to non-employee members of our Board of Directors during 2013. At December 31, 2013, the number of options held by each non-employee director was as follows: Ms. Abraham: 5,000; Mr. Corbus: 15,000; Mr. Tabacco: 0; and Mr. Mitchell: 0.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Equity Acceleration

        Acceleration Upon Change in Control.    No Named Executive Officer is entitled to any payment or accelerated benefit in connection with a change in control of the Company, or a change in his or her responsibilities following a change in control, except for potential accelerated vesting of stock options and restricted stock units granted under our 2005 Equity Incentive Plan. The 2005 Equity Incentive Plan has complex definitions of "change in control" and resigning for "good reason." Generally speaking, a change in control occurs if (i) we sell or liquidate all or substantially all of our assets; (ii) with certain exceptions, someone, including a group, acquires beneficial ownership of 50% or more of our stock; (iii) a change in the composition of our Board occurs within a one-year period, resulting in less than a majority of our directors being persons approved by existing directors; or (iv) any merger or consolidation of the Company occurs with any other corporation, other than one resulting in the voting securities of the Company prior to the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power of the Company or such surviving entity or its parent after such merger or consolidation.

        The 2005 Equity Incentive Plan is a "double trigger" plan, meaning that unvested stock options and unvested restricted stock units vest immediately only if (i) there is a change in control and (ii) if stock options and restricted stock units are assumed or substituted with stock options or restricted stock units of the surviving company, the participant is terminated or resigns for good reason within 18 months after the change in control. Generally speaking, a resignation is "for good reason" if it results from: (i) the resigning participant having materially reduced duties, title, authority or responsibilities; (ii) the resigning participant having his or her base salary reduced; (iii) the resigning participant having his or her primary work location moved to a facility or a location outside of a 35-mile radius from our present facility or location, or (iv) any act or set of facts or circumstances which would, under applicable case law or statute, constitute a constructive termination of the participant. If stock options or restricted stock units are not assumed or substituted with stock options or restricted stock units of the surviving company, they vest immediately upon a change in control.

        No Acceleration Upon Retirement, Death, Disability.    Neither options nor restricted stock units accelerate upon retirement, death or disability.

        The following table shows the estimated potential incremental value of additional stock options and restricted stock units that would have vested for our Named Executive Officers as of December 31, 2013 under the acceleration scenarios described above. The accelerated restricted stock unit award value is calculated by multiplying the number of accelerated units by the closing price of the underlying shares on December 31, 2013 ($30.79).

Name	Change in Control Only	Change in Control with No Replacement Equity	Change in Control plus Qualifying Termination
Patrick M. Byrne	—	$1,808,913	$1,808,913
Jonathan E. Johnson III	—	$2,241,850	$2,241,850
Stormy D. Simon	—	$2,049,413	$2,049,413
David J. Nielsen	—	$1,385,550	$1,385,550
Robert P. Hughes	—	$808,238	$808,238
Stephen J. Chesnut(1)	—	—	—

(1)
Mr. Chesnut left the Company in February 2013.

        The following table shows the estimated potential aggregate amounts our Named Executive Officers could have realized from stock options, restricted stock units and Deferred Compensation Plan account distributions if their employment had terminated as of the last business day of fiscal 2013, both including and excluding amounts from accelerated vesting of stock options and restricted stock units as detailed in the table above. The "Total—No Acceleration" column assumes none of the acceleration scenarios covered above has occurred. The "Total—With Acceleration" column assumes acceleration of all unvested stock options and restricted stock units under one or more of the scenarios covered above.

Name	Aggregate Value of Vested Equity Awards ($)	Deferred Compensation Plan Account Balances(1) ($)	Total—No Acceleration ($)	Aggregate Value of Unvested Equity Awards ($)	Total—With Acceleration ($)
Patrick M. Byrne	—	—	—	$1,808,913	$1,808,913
Jonathan E. Johnson III	$548,400	—	$548,400	$1,693,450	$2,241,850
Stormy D. Simon	$548,400	$35,625	$584,025	$1,501,013	$2,085,038
David J. Nielsen	—	—	—	$1,385,550	$1,385,550
Robert P. Hughes	—	$4,838	$4,838	$808,238	$813,076
Stephen J. Chesnut(2)	—	—	—	—	—

(1)
To date we have not made any contributions to the Deferred Compensation Plan on behalf of any Named Executive Officer.

(2)
Mr. Chesnut left the Company in February 2013.

Deferred Compensation Plan

        As described above, we have a Deferred Compensation Plan, which allows participants to defer receipt of compensation otherwise payable to them under our existing compensation plans, and also permits us to make discretionary contributions to participants' accounts. Participants are fully vested in all amounts deferred and any earnings or losses on those deferrals at all times. Upon termination of service due to retirement, disability or death, a participant becomes fully vested in any additional amounts, including any discretionary contributions we make, credited to his or her account. To date, we have not made any contributions to the Deferred Compensation Plan on behalf of any Named Executive Officer.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2013 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	977,000	$4.83	2,807,626
Equity compensation plans not approved by security holders	—	N/A	N/A
Total	977,000	$4.83	2,807,626

(1)
The weighted average exercise price excluding restricted stock units is $17.30.

 REPORT OF THE AUDIT COMMITTEE

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement, the following report shall not be deemed to be incorporated by reference into any such filings.

        The following report concerns the Audit Committee's activities regarding oversight of the Company's financial reporting and auditing process.

        The Audit Committee is composed solely of independent directors, as defined by Nasdaq rules, and operates under a written charter adopted by the Board of Directors. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

        As described more fully in its charter, the purpose of the Audit Committee is to provide general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company's independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and the effectiveness of the Company's internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board.

        The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm and the experience of the Audit Committee's members in business, financial and accounting matters.

        Among other matters, the Audit Committee monitors and approves the activities and performance of the Company's independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee has authority and responsibility for the appointment, compensation, retention and oversight of the independent registered public accounting firm. The Audit Committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of the Company's financial, accounting and internal controls. In addition, the Audit Committee generally oversees the Company's internal compliance programs.

        The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm (i) the consolidated financial statements as of December 31, 2013 and 2012 and for each of the years in the three-year period ended December 31, 2013, (ii) management's assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2013, and (iii) the independent registered public accounting firm's audit of the effectiveness of the Company's internal control over financial reporting as of December 31, 2013. Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed in Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit

Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

        Based on the review and discussions referred to above with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2013 for filing with the Commission.

Members of the Audit Committee
Allison H. Abraham (Chair)
Barclay F. Corbus
Samuel A. Mitchell
Joseph J. Tabacco, Jr.

 SHARE OWNERSHIP OF MANAGEMENT, DIRECTORS, NOMINEES AND 5% STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock as of January 31, 2014 (except as otherwise noted below) by the following individuals or groups:

  •
  each person or entity who is known by us to own beneficially more than 5% of our outstanding stock;

  •
  each of our Named Executive Officers;

  •
  each of our directors and nominees; and

  •
  all directors and executive officers as a group.

        The table is based upon information supplied by officers, directors, nominees and principal stockholders and Schedules 13D and 13G filed with the SEC. Except as otherwise indicated below or in the referenced filings on Schedule 13G, and subject to applicable community property laws, to our knowledge the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them. Applicable percentages are based on 23,959,419 shares of common stock outstanding as of January 31, 2014, except as otherwise indicated below, and as adjusted as required by rules promulgated by the SEC.

	Shares Beneficially Owned
Beneficial Owner (Name and Address)	Number		Percent
5% Stockholders
High Plains Investments LLC	5,452,127	(1)	22.8%
700 Bitner Road
Park City, UT 84098
Fairfax Financial Holdings Limited	3,184,677	(2)	13.3%
95 Wellington Street West, Suite 800
Toronto, Ontario Canada M5J 2N7
Dorothy Byrne	2,209,057	(3)	9.2%
3 Laramie Road
Etna, NH 03750
Morgan Stanley	1,545,722	(4)	6.5%
1585 Broadway
New York, NY 10036
Directors, Nominees and Named Executive Officers
Patrick M. Byrne	6,517,014	(5)	27.2%
Allison H. Abraham	32,175	(6)	*
Barclay F. Corbus	29,575	(7)	*
Samuel A. Mitchell	19,175		*
Joseph J. Tabacco, Jr.	15,775		*
Jonathan E. Johnson III	98,579	(8)	*
Stormy D. Simon	101,095	(9)	*
David J. Nielsen	15,818		*
Robert P. Hughes	22,607		*
Stephen J. Chesnut	26,905	(10)	*
Directors and Executive Officers as a Group (14 persons)	6,974,604		29.1%

*
Less than 1% of the outstanding shares of common stock.

(1)
Patrick M. Byrne, our Chief Executive Officer and Chairman of our Board of Directors, holds 100% of the voting interest in and controls High Plains Investments LLC. Voting and dispositive power are shared. Reference is hereby made to the Schedule 13D/A filed by Dr. Byrne and other reporting persons on December 4, 2012 for information about the number of shares held by each and the nature of the beneficial ownership of each such person.

(2)
Reference is hereby made to the Schedule 13G/A filed by Fairfax Financial Holdings Limited and other reporting persons on February 14, 2014 for information about the number of shares held by each and the nature of the beneficial ownership of each such person.

(3)
Based on information provided by Mrs. Byrne or her advisors.

(4)
Reference is hereby made to the Schedule 13G/A filed January 28, 2014 by Morgan Stanley and Morgan Stanley Capital Services LLC for further information.

(5)
Patrick M. Byrne's shares include 5,452,127 shares held by High Plains Investments LLC, as to which voting and investment power are shared. See note (1).

(6)
Ms. Abraham's shares include 5,000 shares issuable under stock-based awards.

(7)
Mr. Corbus' shares include 15,000 shares issuable under stock-based awards.

(8)
Mr. Johnson's shares include 40,000 shares issuable under stock-based awards.

(9)
Ms. Simon's shares include 40,000 shares issuable under stock-based awards.

(10)
Mr. Chesnut left the Company in February 2013. The information given is the most recent information the Company has.

OTHER INFORMATION

  Certain Relationships and Related Transactions

        Since January 1, 2013, there has not been, and there is not currently proposed, any transaction or series of similar transactions requiring disclosure under Item 404 of Regulation S-K except as described below. We compensate our directors and officers as described above.

        From time to time Haverford Valley, L.C., which is an affiliate of ours controlled by our chief executive officer, Patrick M. Byrne, and certain affiliated entities make travel arrangements for our executives and pay the travel related expenses incurred by our executives on Company business. In 2013 the amount we reimbursed Haverford Valley, L.C. for these expenses was $170,051. Although the amount of these reimbursements in 2014 is unknown, the amount could exceed $120,000. The amounts we pay to Haverford Valley, L.C. as reimbursement of air travel expenses are at rates not in excess of commercially available airline rates. The other amounts we reimburse to Haverford Valley, L.C. are reimbursed at its actual cost. Dr. Byrne owns 100% of the equity interest in Haverford Valley, L.C. The amounts paid to Haverford Valley, L.C. are reimbursements of costs incurred on behalf of the Company.

        From time to time the Company employs relatives of our Named Executive Officers. During 2013 the Company did not pay any such relative more than $120,000. Although the Company does not currently propose to pay any such relative more than $120,00 in 2014, the amount paid to a relative of a Named Executive Officer could exceed $120,000 in 2014 or in future years.

        Please see our discussion under "Policies and Procedures Regarding Related Party Transactions" for a description of our policies and procedures relating to related party transactions.

  Other Matters

        During 2013 our Chief Executive Officer, Patrick Byrne, personally gave $40,000 to a political action committee named Jobs for Utah. Jobs for Utah subsequently contributed the funds to First Freedom PAC, which is a political action committee created and led by our Executive Vice Chairman and Corporate Secretary, Jonathan E. Johnson III.

  Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent (10%) of our common stock, to file certain reports regarding ownership of, and transactions in, our securities with the SEC. Such officers, directors, and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms that they file.

        Based solely on a review of reports filed by, and on written representations from, our officers, former officers, directors and 10% stockholders, we believe that during 2013 all of our officers, former officers, directors and 10% stockholders complied with requirements for reporting ownership and changes in ownership of our common stock under Section 16(a) of the Securities Exchange Act of 1934.

  Procedure for Submitting Stockholder Proposals

        Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and included in the notice of meeting given by or at the direction of the Board of Directors, all proposals of stockholders intended to be presented at the next annual meeting of stockholders of the Company, regardless of whether such proposals are intended to be included in the Company's proxy statement for the next annual meeting of the stockholders of the Company, must satisfy the requirements set forth in the Company's Bylaws. As summarized below, the Bylaws provide that in order for stockholder business to be properly brought before an annual meeting by a stockholder, such stockholder must (i) be a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time of giving the notice required by the Bylaws and at the time of the meeting, (ii) be entitled to vote at the meeting, and (iii) have complied with the applicable provisions of the Bylaws as to such business. In addition, such stockholder must have given timely notice of the proposed business and related matters in proper written form to the Secretary of the Company at 6350 South 3000 East, Salt Lake City, Utah 84121 Attention: Corporate Secretary. Stockholders are not permitted to propose business to be brought before a special meeting of the stockholders.

        To be timely, a stockholder proposal must be received at the Company's principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is more than 30 days before or more than sixty 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. Stockholder proposals to be presented at the 2015 annual meeting of stockholders must be received by the Secretary of the Company at the Company's principal executive offices not earlier than January 7, 2015 nor later than February 6, 2015.

        To be in proper written form, a stockholder's proposal delivered to the Secretary of the Company must set forth as to each matter of business the stockholder intends to bring before the annual meeting the information specified in our Bylaws, including (i) certain information about each Proposing Person (as defined in our Bylaws), (ii) certain information about Disclosable Interests, as defined in our

Bylaws and (iii) certain information about the proposed business and related matters as required by our Bylaws. The information provided must also be updated and supplemented under certain circumstances as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement of the meeting, all as set forth in the Bylaws, and any such updates and supplements must be delivered to the Secretary of the Company at the Company's principal executive offices by the dates described in the Bylaws.

        Any stockholder proposal intended to be included in the Company's proxy statement for the next annual meeting of stockholders of the Company pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received at the Company's principal executive offices not later than November 18, 2014. In the event the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year's proxy statement, then notice must be received within a reasonable time before the Company begins to print and send its proxy materials. Upon such an occurrence, the Company will publicly announce the deadline for submitting a proposal by means of disclosure in a press release or in a document filed with the SEC.

        The requirements for providing advance notice of stockholder business as summarized above are qualified in their entirety by our Bylaws, which we recommend that you to read in order to comply with the requirements for bringing a proposal. You may contact the Company's Secretary at our principal executive offices for a copy of our current Bylaws, including the relevant provisions regarding the requirements for making stockholder proposals and nominating director candidates, or you may refer to the copy of our Bylaws filed with the SEC on February 5, 2009 as Exhibit 3.1 to a Current Report on Form 8-K, available at http://www.sec.gov. In addition to the requirements of our Bylaws, each Proposing Person must comply with all applicable requirements of the Exchange Act.

  Procedure for Nominating Directors for Election at an Annual Meeting or a Special Meeting.

        Stockholders may nominate directors for election at an annual meeting or at a special meeting at which directors are to be elected, provided that the nomination satisfies the requirements set forth in the Company's Bylaws. As summarized below, the Bylaws provide that in order for a stockholder nomination to be properly made, such stockholder must (i) be a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time of giving the notice required by the Bylaws and at the time of the meeting, (ii) be entitled to vote at the meeting, and (iii) have complied with the applicable provisions of the Bylaws as to such nomination. As summarized below, the advance notice provisions require a stockholder to give timely notice of a director nomination in proper written form to the Secretary of the Company at 6350 South 3000 East, Salt Lake City, Utah 84121, Attention: Corporate Secretary.

        In order for a stockholder to give timely notice of a director nomination for an annual meeting, the notice must be received by the Secretary at the Company's principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is more than 30 days before or more than sixty 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure (as defined in the Bylaws) of the date of such annual meeting was first made. Director nominations to be made at the next annual meeting of stockholders must be received by the Secretary of the Company at the Company's principal executive offices not earlier than January 7, 2015 nor later than February 6, 2015.

        In order for a stockholder to give timely notice of a director nomination for a special meeting at which directors are to be elected, the notice must be received by the Secretary at the Company's principal executive offices not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which public disclosure of the date of such special meeting was first made.

        To be in proper written form, a stockholder's notice to the Secretary of the Company must set forth all of the information required by our Bylaws, including (i) as to each Nominating Person (as defined in our Bylaws) certain information about each Nominating Person, (ii) as to each Nominating Person, certain information about Disclosable Interests, as defined in our Bylaws, and (iii) certain information about each person whom a Nominating Person proposes to nominate for election as a director, as specified in our Bylaws. In addition, the Company may require any proposed nominee to furnish such other information (i) as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company in accordance with applicable requirements or (ii) that could be material to a reasonable stockholder's understanding of the independence or lack of independence of such proposed nominee. The information provided must also be updated and supplemented under certain circumstances as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement of the meeting, all as set forth in the Bylaws, and any such updates and supplements must be delivered to the Secretary of the Company at the Company's principal executive offices by the dates described in the Bylaws. In addition to the requirements of our Bylaws, each Nominating Person must comply with all applicable requirements of the Exchange Act.

        The requirements for providing advance notice of a director nomination as summarized above are qualified in their entirety by our Bylaws, which we recommend that you to read in order to comply with the requirements for making a director nomination.

  Costs of Proxy Solicitation

        The solicitation is made on behalf of the Board of Directors of the Company. We will pay the cost of soliciting these proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

        Without receiving additional compensation, officials and regular employees of the Company may solicit proxies personally, by telephone, fax or email from stockholders if proxies are not promptly received. We have also hired Georgeson Inc. to assist in the solicitation of proxies at a cost of approximately $8,800 plus out-of-pocket expenses.

        An Annual Report on Form 10-K, excluding exhibits, for the fiscal year ended December 31, 2013 is enclosed with this Proxy Statement. You may obtain an additional copy without charge by sending a written request to Overstock.com, Inc., Attention Investor Relations, 6350 South 3000 East, Salt Lake City, Utah 84121. The Annual Report is also available on our website at http://www.overstock.com/proxy

   Householding

        Stockholders who share an address may receive only a single copy of the proxy statement, notice of internet availability and Form 10-K. This is known as householding. Stockholders who desire either to receive multiple copies of these materials, or to receive only a single copy in the future, should contact their broker or other nominee or, if a stockholder of record, the Company at the address shown below. We will promptly deliver a separate copy of any of these materials to any stockholder who contacts our investor relations department at 6350 South 3000 East, Salt Lake City, Utah 84121, or by calling Overstock Investor Relations at (801) 947-3100.

        Stockholders of record residing at the same address and currently receiving multiple copies of the proxy materials may contact our registrar and transfer agent, Computershare Trust Company, N.A. ("Computershare"), to request that only a single copy of the proxy materials be mailed in the future.

You may contact Computershare by phone at (877) 373-6374 or by mail at 250 Royall Street, Canton, MA 02021.

By Order of the Board,

Jonathan E. Johnson III Executive Vice Chairman and Corporate Secretary

March 19, 2014
Salt Lake City, Utah

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01S03C 1 U P X + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. IMPORTANT ANNUAL MEETING INFORMATION A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4. For Against Abstain 2. To approve an amendment the Company’s Amended and Restated Certificate of Incorporation to add a provision designating Delaware as the exclusive jurisdiction for the litigation of certain types of claims. 4. To approve the Company’s executive compensation. For Against Abstain 3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. 5. To consider and act upon any other matter properly coming before the annual meeting. 01 - Allison H. Abraham 02 - Stormy D. Simon 03 - Samuel A. Mitchell 1. Election of Class III Directors: For Withhold For Withhold For Withhold NNNNNNNNNNNN 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext NNNNNNN 1 9 1 4 3 4 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C 1234567890 J N T 1234 5678 9012 345 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. If you are a registered stockholder, the deadline for submitting your vote by telephone or via the Internet is 11:59 p.m. Eastern Time on May 6, 2014. If you are a member of a retirement or savings plan or other similar plan, the deadline for submitting your voting directions by telephone or via the Internet is 2:00 a.m. Eastern Time on May 4, 2014. Vote by Internet • Go to www.envisionreports.com/OSTK • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 7, 2014 The undersigned, having received the Proxy Statement and Notice of Annual Meeting, each dated March 19, 2014, hereby appoints Patrick M. Byrne and Jonathan E. Johnson III, or either of them, as proxies and attorneys-in-fact, each with full power of substitution and re-substitution, to represent the undersigned at the Annual Meeting of Stockholders of Overstock.com, Inc. (the “Company”) to be held at the corporate headquarters of the Company located at 6350 South 3000 East, Salt Lake City, UT 84121, at 1:00 p.m. Mountain Time on May 7, 2014, including any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2 – 4. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THOSE INSTRUCTIONS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. If the undersigned is a participant in the Overstock.com, Inc. 401(k) Plan, the undersigned hereby directs the fiduciary of the Overstock.com, Inc. 401(k) Plan to vote, as designated on the reverse side, all shares of Overstock.com, Inc. that are credited to the account(s) of the undersigned (whether vested or not) in the 401(k) Plan at the Annual Meeting of Stockholders to be held on May 7, 2014 and at any adjournment or postponement thereof. PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. . Proxy — Overstock.com, Inc. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.